UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DTE Energy Company

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2000 2nd Avenue
Detroit, Michigan 48226-1279

2007 Notice of Annual Meeting of Shareholders and Proxy Statement

Date:	Thursday, May 3, 2007

Time:	10:00 a.m. Detroit time

Place:	DTE Energy Building (Detroit Edison Plaza; see map on the last page) 660 Plaza Drive Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company (“DTE,” “Company,” “we,” “us” or “our”) to:

1.	Elect directors;

2.	Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for the year 2007; and

3.	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The record date for this annual meeting is March 9, 2007. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying 2007 Proxy Statement.

This 2007 Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be first sent or given to our shareholders on or about March 26, 2007.

It is important that your shares be represented at the meeting. Shareholders may vote their shares (1) in person at the annual meeting, (2) by telephone, (3) via the Internet, or (4) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the Internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace any earlier vote by telephone, Internet or proxy. If your shares are directly held in your name as a shareholder of record, an admission ticket to the meeting is attached to your proxy card. Please vote your proxy, and bring the admission ticket with you to the meeting. If your shares are registered in the name of a bank, brokerage firm, or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the record date. All shareholders who plan to attend the meeting must present a government-issued photo identification card, such as your driver’s license, state identification card, or passport.

By Order of the Board of Directors

Sandra Kay Ennis Corporate Secretary	Anthony F. Earley, Jr. Chairman of the Board and Chief Executive Officer

March 26, 2007

i

IF YOUR SHARES ARE DIRECTLY HELD IN YOUR NAME AS A SHAREHOLDER OF RECORD, AN ADMISSION TICKET TO THE MEETING IS ATTACHED TO YOUR PROXY CARD. PLEASE VOTE YOUR PROXY, AND BRING THE ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BANK, BROKERAGE FIRM, OR OTHER NOMINEE AND YOU PLAN TO ATTEND THE MEETING, BRING YOUR STATEMENT OF ACCOUNT SHOWING EVIDENCE OF OWNERSHIP AS OF THE RECORD DATE. ALL SHAREHOLDERS WHO PLAN TO ATTEND THE MEETING MUST PRESENT A GOVERNMENT-ISSUED PHOTO IDENTIFICATION CARD, SUCH AS YOUR DRIVER’S LICENSE, STATE IDENTIFICATION CARD, OR PASSPORT.

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2007 PROXY STATEMENT OF DTE ENERGY COMPANY

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

QUESTIONS AND ANSWERS

Q:	What is a proxy?

A:	A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The Board of Directors (the “Board”) is soliciting proxies to be voted at the 2007 Annual Meeting of Shareholders and any adjournment or postponement.

Q:	What is a Proxy Statement?

A:	A Proxy Statement is this document, required by the Securities and Exchange Commission (the “SEC”), which is furnished in connection with the solicitation of proxies and, among other things, explains the items on which you are asked to vote on the proxy.

Q:	What are the purposes of this annual meeting?

A:	At the meeting, our shareholders will be asked to:

1. Elect five directors. The nominees are Anthony F. Earley, Jr., Allan D. Gilmour, Frank M. Hennessey, Gail J. McGovern, and James H. Vandenberghe. (See “Proposal No. 1 Election of Directors” on page 17);

2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2007. (See “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm” on page 21); and

3. Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting. (See “Consideration of Any Other Business That May Come Before the Meeting” on page 23).

Q:	Who is entitled to vote?

A:	Only our shareholders of record at the close of business on March 9, 2007 (the “Record Date”) are entitled to vote at the annual meeting. Each share of common stock has one vote with respect to each director position and each other matter coming before the meeting. Information on cumulative voting in the election of directors is shown on page 4 under “How does the voting work?”

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:	If your shares are registered directly in your name with The Bank of New York, our stock transfer agent, you are considered the shareholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described under “How do I vote?” below.

Q:	How do I vote?

A:	If you hold your shares in your own name as shareholder of record, you may vote by telephone, through the Internet, by mail, or by casting a ballot in person at the annual meeting.

• To vote by mail, sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each proxy card.

• To vote by telephone or through the Internet, follow the instructions attached to your proxy card.

By completing, signing, and returning the proxy card or voting by telephone or through the Internet, your shares will be voted as you direct. Please refer to the proxy card for instructions. If you sign and return your proxy card, but do not specify how you wish to vote, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the meeting. (See “Consideration of Any Other Business That May Come Before the Meeting” on page 23).

If your shares are registered in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank, or other nominee. Your brokerage firm, bank, or other nominee should have enclosed, or should provide, a voting instruction form for you to use in directing it how to vote your shares.

Q:	Can I change my vote after I have voted?

A:	If you hold your shares in your own name as shareholder of record, any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the tabulator, The Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286, or you can request a new proxy card by telephone at 1-866-388-8558. The last vote received prior to the meeting will be the one counted. You may also change your vote by voting in person at the annual meeting.

Q:	Can I revoke a proxy?

A:	Yes, if you are a shareholder of record as of the Record Date, you may revoke a proxy by submitting a letter addressed to the tabulator, The Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286 prior to the meeting.

Q:	Is my vote confidential?

A:	Yes, your vote is confidential. The tabulator and inspectors of election will not be employees of the Company nor will they be affiliated with the Company in any way. Your vote will not be disclosed except as required by law or in other limited circumstances.

Q:	What shares are included on my proxy card?

A:	The shares on your proxy card represent shares that you hold as shareholder of record rather than in street name and also any shares you may have in our Dividend Reinvestment and Stock Purchase Plan. DTE common stock owned by employees and retirees of DTE and its affiliates in their respective 401(k) plans (“401(k) plans”) are voted on separate voting instruction forms sent on behalf of the 401(k) plan trustee. Separate voting instructions will also be provided by your brokerage firm, bank, or other nominee for shares you hold in street name.

Q:	What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or on the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this, contact The Bank of New York, Shareholder Relations at 1-866-388-8558.

Q:	What is “householding” and how am I affected?

A:	The SEC permits us to deliver a single copy of the annual report and proxy statement to shareholders who have the same address and last name. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. If you received one set of these documents at your household and you wish to receive separate copies, you may contact The Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286 or by telephone at 1-866-388-8558 and these documents will be promptly delivered to you. If you do not wish to participate in householding and prefer to receive separate copies of our annual reports and proxy statements, now or in the future, please submit a written request to The Bank of New York at the address listed above. Similarly, if you currently receive multiple copies of this document, you can request the elimination of the duplicate documents by contacting The Bank of New York.

Beneficial owners can request information about householding by contacting their bank, brokerage firm or other nominee of record.

Q:	Can I elect to receive or view DTE’s annual report and proxy statement electronically?

A:	Yes. If you are a shareholder of record, you may elect to receive the Company’s annual report and proxy materials via the Internet rather than in print. If you wish to provide your consent and enroll in this service, log on to https:www.proxyconsent.com/dte. Once our annual meeting materials are available, you will receive e-mail notification that will direct you to a Web site that will contain voting instructions for the Internet, telephone and mail and a link to the Company’s Web site to access the annual report and proxy statement.

By consenting to electronic delivery, you are stating that you currently have, and expect to have in the future, access to the Internet. If you do not currently have, or expect to have in the future, access to the Internet, please do not elect to have documents delivered electronically, as we may rely on your consent and not deliver paper copies of future annual reports and proxy materials.

If you do not consent to electronic delivery, we will continue to mail you printed copies of the materials. However, we also post these materials on our Web site at www.dteenergy.com, in the “Investor Information — Financial Reports” section as soon as they are available so you may view them.

Q:	What constitutes a quorum?

A:	There were 177,070,993 shares of our common stock outstanding on the Record Date. Each share is entitled to one vote with respect to each director position and each other matter coming before the annual meeting. A majority of these outstanding shares present or represented by proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:	Abstentions — If you specify on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum but not to determine the outcome of the proposal to which the abstention applies.

Broker Non-Votes — Under the New York Stock Exchange (“NYSE”) listing standards, if your broker, bank, or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank, or nominee has discretion to vote these shares on certain “routine” matters, including the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters, your broker, bank, or other nominee must receive voting instructions from you, as they do not have discretionary voting power for that particular item. These “broker non-votes” on both routine and non-routine matters are counted toward establishing a quorum. On “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

Q:	How does the voting work?

A:	For each item, voting works as follows:

• Proposal No. 1: Election of directors — The election of each director requires approval from a plurality of the votes cast. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. Withheld votes have the same effect as abstentions. If you vote by telephone or the Internet, follow the instructions attached to the proxy card. Your broker is entitled to vote your shares on this matter if no instructions are received from you. You may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than five directors.

• Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP — Ratification of the appointment of an independent registered public accounting firm requires approval from a majority of the votes cast. Abstentions are not considered votes cast and will not be counted either for or against this matter. Your broker is entitled to vote your shares on this matter if no instructions are received from you.

Q:	Who may attend the annual meeting?

A:	Any shareholder of record as of the Record Date may attend. You must have an admission ticket to attend the meeting. Your admission ticket is attached to your proxy card. Please vote your proxy, and bring the admission ticket with you to the meeting. Upon arrival to the meeting, you will be required to register and present a government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date. However, as noted above, you will not be able to vote those shares at the annual meeting unless you have made arrangements with your bank, brokerage firm, or other nominee of record. Seating and parking are limited, and admission is on a first-come basis.

Q:	How will the annual meeting be conducted?

A:	The Chairman of the Board (“Chairman”), or such other director as designated by the Board, will call the annual meeting to order, preside at the meeting and determine the order of business. The only business that will be conducted or considered at this meeting is business discussed in this Proxy Statement, as no other shareholder complied with the procedures disclosed in last year’s proxy statement for proposing other matters to be brought at the meeting.

Q:	How does a shareholder recommend a person for election to the Board for the 2008 annual meeting?

A:	Recommendations for nominations by shareholders should be in writing and addressed to our Corporate Secretary at our principal business address. See the “2008 Annual Meeting of Shareholders — Shareholder Proposals and Nominations of Directors” section of this Proxy Statement on page 44 for further information on submitting nominations. Once the Corporate Secretary properly receives a recommendation for nomination, the recommendation is sent to the Corporate Governance Committee for consideration. Candidates for director nominated by shareholders will be given the same consideration as candidates nominated by other sources.

CORPORATE GOVERNANCE

Governance Guidelines

At DTE, we are committed to operating in an ethical, legal, environmentally sensitive, and socially responsible manner, while creating long-term value for our shareholders. The foundation of our governance practices begins at the top, with the DTE Energy Board of Directors Mission and Guidelines (“Governance Guidelines”). The Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, the performance evaluation and succession planning for the Chief Executive Officer (“CEO” or “Chief Executive Officer”) of DTE, Board committees, Board compensation, and communicating with the Board, among other things. The Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The following is a summary of the Governance Guidelines, along with other governance practices at DTE.

Election of Directors and Vacancies

Our Bylaws provide that the Board be divided into three classes, each class being as nearly equal in number as possible. One class of directors is elected each year for a three-year term. Under the Governance Guidelines, the Corporate Governance Committee periodically assesses the skills, characteristics and composition of the Board, along with the need for expertise and other relevant factors as it deems appropriate. In light of these assessments, and in light of the standards set forth in the Governance Guidelines, the Corporate Governance Committee may seek candidates with specific qualifications and candidates who satisfy other requirements set by the Board. The Corporate Governance Committee considers candidates who have been properly nominated by shareholders, as well as candidates who have been identified by Board members and Company personnel. In addition, the Corporate Governance Committee may use a search firm to assist in the search for candidates and nominees and to evaluate the nominees’ skills against the Board’s criteria. Based on its review of all nominations, the Corporate Governance Committee recommends a slate of director nominees for election at the annual meeting of shareholders. The slate of nominees may include both incumbent and new nominees.

Potential candidates are reviewed and evaluated by the Corporate Governance Committee, and certain candidates are interviewed by one or more Corporate Governance Committee members. An invitation to join the Board is extended by the Board itself, through the Chairman and the Chair of the Corporate Governance Committee. If a Board vacancy occurs between annual shareholder meetings, the vacancy may be filled by a majority vote of the directors then in office, and such person will be subject to election by a vote of the shareholders at the next annual shareholder meeting.

During 2006, the Corporate Governance Committee retained a third-party search firm to assist in identifying, evaluating and recruiting potential director candidates. The Corporate Governance Committee screened the candidates and recommended James H. Vandenberghe. The Board subsequently elected Mr. Vandenberghe to the Board on June 29, 2006. See “Proposal No. 1 Election of Directors” on page 17.

Composition of the Board and Categorical Standards

Our Governance Guidelines state that the exact size of the Board will be determined by the Board from time to time. Currently, our Governance Guidelines set the size of the Board at no less than 10 and no more than 18 directors. As a matter of policy, in accordance with NYSE listing standards, we believe that the Board should consist of a majority of independent directors. The Board must affirmatively determine that a director has no material relationship with the Company, either directly or indirectly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has established the following categorical standards for director independence:

A director for whom any of the following is true will not be considered independent:

•	A director who is currently, or has been at any time in the past, an employee of the Company or a subsidiary.

•	A director whose immediate family member is or has been within the last three years an executive officer of the Company.

•	A director who receives, or whose immediate family member receives, more than $100,000 in direct compensation from the Company during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	A director or a director with an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance, but not tax planning, practice; or the director or immediate family member was within the last three years, but is no longer, a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	A director who is employed, or whose immediate family member is employed or has been employed within the last three years, as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Contributions to a tax exempt organization will not be considered to be a material relationship that would impair a director’s independence if a director serves as an executive officer of a tax exempt organization and, within the preceding three years, contributions by the Company in any single fiscal year were less than $1 million or 2% (whichever is greater) of such tax exempt organization’s consolidated gross revenues.

Applying these standards, the Board has affirmatively determined that a majority of our directors qualify as independent and have no material relationship with the Company. The independent directors are Lillian Bauder, Allan D. Gilmour, Frank M. Hennessey, Gail J. McGovern, Eugene A. Miller, Charles W. Pryor, Jr., General Josue Robles, Jr. and James H. Vandenberghe (the “Independent Directors”). The Board has also determined that Anthony F. Earley, Jr., Alfred R. Glancy III and John E. Lobbia are not Independent Directors and may be deemed to be affiliates of the Company under the categorical standards due, in Mr. Earley’s case, to his current employment as CEO; in Mr. Lobbia’s case, to his prior employment as Chairman and CEO; and, in Mr. Glancy’s case, to his prior employment as Chairman and Chief Executive Officer of MCN Energy Group, Inc. (“MCN”). (For more information about our relationship with Mr. Glancy, see “Certain Relationships and Related Transactions” on page 16.)

Board Committees

The Board has standing committees for Audit, Corporate Governance, Finance, Nuclear Review, Organization and Compensation and Public Responsibility. The Board committees act in an advisory capacity to the full Board, except that the Organization and Compensation Committee has direct responsibility for the CEO’s goals, performance and compensation along with compensation of other executives and the Audit Committee has direct responsibility for the independent registered public accounting firm. Each committee has adopted a charter that clearly establishes the committee’s respective roles and responsibilities. In addition, each committee has authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties. The Board has determined that each member of the Audit, Corporate Governance, and Organization and Compensation Committees is independent under our categorical standards and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board has also determined that each member of the Audit Committee meets the independence requirements under the SEC rules and NYSE listing standards applicable to Audit Committee members.

Selection of the Chairman and the CEO; Presiding Director

Our Bylaws currently provide that the Chairman may simultaneously serve as the CEO of the Company and shall preside at all meetings of the Board. In addition, if the Chairman and CEO positions are held by the same individual, the Board may elect another independent director as Presiding Director who would serve until the next annual meeting. The Presiding Director’s duties include presiding at executive sessions. On April 27, 2006, the Board unanimously elected Mr. Gilmour as the Presiding Director.

Board Meetings and Attendance

The Board met 8 times in 2006. A portion of each Board meeting is spent with the Chairman and CEO and no other management members. All of the incumbent directors attended at least 90% of the Board meetings and the meetings of the committees on which they served. It is our policy that directors attend annual meetings of shareholders. All of the 12 directors then in office attended last year’s annual meeting.

Term of Office

The Board has not established term limits other than the current three-year terms of office. However, our Governance Guidelines provide that a director is prohibited from being elected after attaining the age of 72, unless the Board waives this provision when circumstances exist which make it prudent to continue the service of a particular director. Mr. Gilmour reached DTE’s mandatory retirement age of 72 during his last term. However, the Board has determined that it is in the best interests of the Company that Mr. Gilmour serve for another term, so Mr. Gilmour will stand for re-election in 2007. Howard F. Sims retired from the Board effective March 8, 2007. Mr. Sims, Chairman and Chief Executive Officer of Sims Design Group Inc., had served as a DTE director since 2001 and served as an MCN director from 1988 until the time of the DTE/MCN merger. We thank Mr. Sims for all of the contributions he made to the Company and appreciate his dedicated service.

Executive Sessions

It is the Board’s practice that non-management directors meet in executive sessions at every Board meeting and meet in executive session at other times whenever they believe it would be appropriate. The non-management directors met in executive sessions (sessions without the CEO or any representatives of management present) at each of the meetings in 2006. At least once per year, the non-management directors meet in executive session to review the Organization and Compensation Committee’s performance review of the CEO and the President. The Presiding Director chairs the executive sessions of non-management directors.

Assessment of Board and Committee Performance

The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. The results of these self-assessments are discussed with each committee and the Board.

Board Compensation and Stock Ownership

The Company has established a Board compensation structure intended to provide compensation of approximately one-half cash and one-half equity. The Board has stock ownership guidelines that set specific Company stock ownership requirements based on the director’s years of service on the Board. (See “Director Stock Ownership” on page 13.)

Codes of Business Conduct and Ethics

The DTE Energy Board of Directors Code of Business Conduct and Ethics, the Officer Code of Business Conduct and Ethics and The DTE Energy Way are the standards of behavior for Company directors, officers, and employees. Any waiver of, or amendments to, the Board of Directors Code of Business Conduct and Ethics and the Officer Code of Business Conduct and Ethics as it pertains to the CEO, the Chief Financial

Officer, senior financial officers and other Executive Officers, as defined in the “Security Ownership of Directors and Officers” section on page 14, will be disclosed promptly by posting such waivers or amendments on the Company Web site, www.dteenergy.com. There were no waivers or amendments during 2006.

Communications with the Board

The Company has established several methods for shareholders or other non-affiliated persons to communicate their concerns to the directors.

Concerns regarding auditing, accounting practices, internal controls, or other business ethics issues may be submitted to the Audit Committee through its reporting channel:

By telephone:	877-406-9448
or
By Internet:	ethicsinaction.dteenergy.com
or
By mail:	For auditing, accounting practices or internal control matters: DTE Energy Audit Committee 2000 Second Avenue Room 2441 WCB Detroit, Michigan 48226-1279

For business ethics issues: DTE Energy Office of the Assistant to the Chairman 2000 Second Avenue Room 2075 WCB Detroit, Michigan 48226-1279

Any other concern may be submitted to the Corporate Secretary by mail for prompt delivery to the Presiding Director at:

Corporate Secretary 2000 Second Avenue Room 2057 WCB Detroit, Michigan 48226-1279

Periodically, we revise our governance information in response to changing regulatory requirements and evolving corporate governance developments. Current copies of the Governance Guidelines, committee charters, categorical standards and the codes of ethics referred to above are available on our Web site at www.dteenergy.com, in the “Investor Information — Corporate Governance” section. You can also request a copy of any or all of these documents by mailing your request to the Corporate Secretary, DTE Energy Company, 2000 Second Avenue, Room 2057 WCB, Detroit, Michigan 48226-1279.

The information on the Company’s Web site is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The table below reflects the membership and the number of meetings held by each Board committee during 2006.

Organization
			Corporate				Nuclear		&		Public
Board Members	Audit		Governance		Finance		Review		Compensation		Responsibility
Lillian Bauder(1)(2)	x		x	*			x
Anthony F. Earley, Jr.
Allan D. Gilmour			x		x	*			x
Alfred R. Glancy III(3)					x						x	*
Frank M. Hennessey	x	*							x
Joe W. Laymon(4)									x		x
John E. Lobbia					x		x
Gail J. McGovern					x						x
Eugene A. Miller			x		x				x	*
Charles W. Pryor, Jr.					x		x	*
Josue Robles, Jr.	x										x
Howard F. Sims(5)			x				x
James H. Vandenberghe(6)	x
2006 Meetings	14		6		8		5		7		4

*	Chair

(1)	Dr. Bauder was a member of the Audit Committee until August 2, 2006.

(2)	Dr. Bauder became Chair of the Corporate Governance Committee effective April 27, 2006.

(3)	Mr. Glancy became Chair of the Public Responsibility Committee effective April 27, 2006.

(4)	Mr. Laymon resigned from the Board effective September 25, 2006.

(5)	Mr. Sims retired from the Board effective March 8, 2007.

(6)	Mr. Vandenberghe was elected to the Board on June 29, 2006 and has served on the Audit Committee since that time.

Following is a summary of the terms of each committee’s charter and the responsibilities of its members:

Audit Committee

•	Assists the Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence of the independent registered public accounting firm.
•	Reviews scope of the annual audit and the annual audit report of the independent registered public accounting firm.
•	Reviews financial reports, internal controls, and risk exposures.
•	Reviews accounting policies and system of internal controls.
•	Retains independent outside professional advisors.
•	Responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm.
•	Reviews and pre-approves permitted non-audit functions performed by the independent registered public accounting firm.

•	Reviews the scope of work performed by the internal audit staff.
•	Reviews legal or regulatory requirements or proposals that may affect the committee’s duties or obligations.

The Board has determined that each member of the Audit Committee is financially literate. The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that Mr. Hennessey, Mr. Vandenberghe, and General Robles all qualify as “audit committee financial experts” as that term has been defined by the SEC.

Corporate Governance Committee

•	Reviews and assists the Board with corporate governance matters.
•	Considers the organizational structure of the Board.
•	Recommends the nominees for directors to the Board.
•	Reviews recommended compensation arrangements for the Board, director and officer indemnification, and insurance for the Board.
•	Reviews recommendations for nominations received from shareholders.
•	Reviews best practices in corporate governance and recommends corporate and Board policies/practices, as appropriate.
•	Retains independent outside professional advisors.

Finance Committee

•	Reviews matters related to capital structure.
•	Reviews major financing plans.
•	Recommends dividend policy.
•	Reviews financial planning policies and investment strategy.
•	Reviews and approves the annual financial plan and forecasts.
•	Reviews certain capital expenditures.
•	Reviews insurance and business risk management.
•	Reviews the strategy, investment policies, adequacy of funding, and performance of post-retirement obligations.
•	Reviews potential mergers and acquisitions.
•	Reviews investor relations activities.
•	Retains independent outside professional advisors.

Nuclear Review Committee

•	Provides non-management oversight and review of the Company’s nuclear facilities.
•	Reviews security policies, safety performance, changes in regulation, long-term strategies, and resources.
•	Reviews plans for refueling outages at the nuclear facilities.
•	Reviews financial performance.
•	Reviews adequacy of resources.
•	Retains independent outside professional advisors.

Organization and Compensation Committee

•	Reviews and approves the compensation for the CEO and certain other executives.
•	Reviews CEO’s performance.
•	Assists in the selection of senior officers.
•	Reviews executive compensation programs to determine competitiveness.
•	Recommends to the full Board the officers to be elected by the Board.
•	Reviews succession planning to assure successors exist for each senior officer.
•	Administers the executive incentive plans.
•	Retains independent outside professional advisors.

Public Responsibility Committee

•	Monitors emerging social, economic, political, and environmental issues.
•	Reviews our policies on social responsibilities.
•	Reviews safety issues related to employees, customers, and the general public.
•	Reviews our environmental performance.
•	Monitors our employee policies.
•	Retains independent outside professional advisors.

BOARD OF DIRECTORS RISK MANAGEMENT FUNCTIONS

As a part of its oversight function, the Board monitors how management operates the Company. When granting authority to management, approving strategies, and receiving management reports, the Board must understand and consider, among other things, the risks and vulnerabilities we face. The committees facilitate this oversight function. The Audit Committee considers risk issues associated with our overall financial reporting and disclosure process. To achieve that goal, the Audit Committee meets with the Chief Financial Officer, the General Auditor, the Chief Risk Officer, and the independent registered public accounting firm in executive sessions at least quarterly, and with the General Counsel as determined from time to time by the Audit Committee. The Audit Committee also reviews policies on risk assessment and accounting risk exposure. The Finance Committee oversees insurance and business risk. The Nuclear Review Committee reviews risk relating to the operation of our nuclear power facilities. Other committees, such as the Public Responsibility Committee, deal with other matters of risk associated with our electric and gas operations, including environmental risk. We also have an internal Risk Management Committee, chaired by the CEO and comprised of senior officers, that, among other things, directs the development and maintenance of comprehensive risk management policies and procedures, reviews and monitors enterprise risk exposure, reviews and approves counter-party credit, and establishes risk limits.

BOARD OF DIRECTORS COMPENSATION

Elements of Director Compensation

Employee directors receive no payment for service as directors. The goal of our compensation policies for non-employee directors is to tie their compensation to your interests as shareholders. Accordingly, approximately 50% of a director’s annual compensation is in the form of equity-based compensation, including phantom shares of our common stock. The compensation program for non-employee directors is reviewed on an annual basis by the Board. This review includes a review of benchmark data using a comparative group of companies that is identical to the comparative group used to review executive compensation (See “Executive Compensation — Compensation Discussion and Analysis” beginning on page 23). Based on the review completed in December 2006, there were no changes to the non-employee director compensation program for 2007. For total compensation paid to each director during 2006, see the “2006 Director Compensation Table” on page 43. The compensation program is described below.

Cash Compensation
Cash retainer	$50,000 annually
Committee chair retainer	$10,000 annually Audit Committee chair
$5,000 annually all other committee chairs
Committee meeting fee	$1,000 per meeting
Board meeting fee	$2,000 per meeting
Equity Compensation
Upon first election to the Board	1,000 shares of restricted common stock
Annual stock compensation	1,750 phantom shares of DTE common stock*

*	Phantom shares of DTE common stock are credited to each non-employee director’s account in January of each year. Phantom share accounts are also credited with dividend equivalents which are reinvested into additional phantom shares. Payment of the cash value of the phantom shares is made three years after the date of grant unless otherwise deferred by voluntary election of the director. Payment of the cash value of phantom shares granted before 2005 occurs only after the date a director terminates his or her service on the Board.

Payment of Non-Employee Director Fees and Expenses

We maintain an unfunded deferred compensation plan that permits non-employee directors to defer receipt of up to 100% of their annual retainer and meeting fees. Retainers and all meeting fees for non-employee directors are either (i) payable in cash or, (ii) at the election of the Director deferred into an account pursuant to the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees. Deferred fees may accrue for future payment, with interest accrued monthly at the 5-year U.S. Treasury Bond rate as of the last business day of each month or, at the election of the director, they may be invested in phantom shares of our common stock with all imputed dividends reinvested.

In addition to the retainers and fees, non-employee directors are reimbursed for their travel expenses incurred in attending Board and committee meetings, along with reimbursement for fees and expenses incurred when attending director education seminars.

Additional payments are provided to Mr. Glancy in connection with the DTE/MCN merger in 2001. See page 16 for a description of the terms of Mr. Glancy’s agreement with the Company.

Directors’ Retirement Plan

Benefits under the DTE Energy Company Retirement Plan for Non-Employee Directors were frozen as of December 31, 1998, and all non-employee directors were deemed vested on that date. No further benefits will accrue. Messrs. Gilmour and Miller and Dr. Bauder are the only current directors covered by this plan and, upon their retirement from the Board, they will each receive $3,415 per month for 45, 111, and 152 months, respectively.

Director Life Insurance

The Company provides each non-employee director with group-term life insurance in the amount of $20,000 and travel accident insurance in the amount of $100,000.

Director Stock Ownership

We have established stock ownership guidelines for directors to more closely tie their interests to those of shareholders. Under these guidelines, the Board requires that each director own shares of the Company’s common stock beginning no later than 30 days after election to the Board. In addition, directors are required to own, within five years after initial election to the Board, shares of Company stock having a value equal to two times their annual cash and phantom stock compensation. Common stock, time-based restricted stock, and phantom shares held by a director are counted toward fulfillment of this ownership requirement. As of January 3, 2007, all directors met the initial common stock ownership requirement and those directors who have served as a director for at least five years after their initial election have fulfilled the five-year requirement.

Indemnification

The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth information as of January 3, 2007 with respect to beneficial ownership of common stock, phantom stock, performance shares, and options exercisable within 60 days for (i) each of our directors and nominees for director, (ii) our CEO, chief financial officer, and the three other highest paid executives whose salary and bonus for the 2006 fiscal year were in excess of $100,000 (the “Named Executive Officers” or “NEOs”), and (iii) all executives and directors as a group. Executive Officers for this purpose are those individuals defined as Executive Officers under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, each of the named individuals has sole voting and/or investment power. Stephen E. Ewing retired from the Company effective January 1, 2007, after 35 years of service with the Company and its subsidiaries. In addition, Mr. Sims retired from the Board effective March 8, 2007 and Mr. Laymon resigned from the Board effective September 25, 2006. To our knowledge, no member of our management team or director was a beneficial owner of one percent or more of the outstanding shares of common stock as of January 3, 2007.

Amount and Nature of Beneficial Ownership as of January 3, 2007

			Other Shares that	Options Exercisable
Name of Beneficial Owners	Common Stock(1)	Phantom Stock(2)	May be Acquired(3)	Within 60 Days

Gerard M. Anderson	74,301	4,997	35,000	178,333
Lillian Bauder	2,983	12,491		4,000
Robert J. Buckler	55,246	9,261	23,000	120,999
Anthony F. Earley, Jr.	176,463	18,013	99,000	663,999
Stephen E. Ewing	47,578	-0-	23,000	225,999
Allan D. Gilmour	2,400	12,491		4,000
Alfred R. Glancy III(4)	7,069	9,828		66,464
Frank M. Hennessey	6,330	20,434		4,000
Joe W. Laymon	-0-	2,551		-0-
John E. Lobbia	24,058	11,129		4,000
Gail J. McGovern	1,000	6,065		1,000
David E. Meador	26,485	2,392	16,500	56,999
Eugene A. Miller	2,400	19,558		4,000
Charles W. Pryor, Jr.	300	11,129		3,000
Josue Robles, Jr.	1,000	6,065		1,000
Howard F. Sims	976	9,828		4,000
James H. Vandenberghe	2,000	2,457		-0-
Directors & Executive Officers as a group — 23 persons	496,397	160,435	233,900	1,510,722

(1)	Includes directly held common stock, restricted stock, and shares held pursuant to the 401(k) plan.

(2)	Phantom shares are acquired as follows: (a) by non-employee directors (i) as compensation under the DTE Energy Company Deferred Stock Compensation Plan for Non-Employee Directors and (ii) through participation in the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees, and (b) by executive officers pursuant to the (i) DTE Energy Company Supplemental Savings Plan, (ii) DTE Energy Company Executive Deferred Compensation Plan and (iii) DTE Energy Company Executive Supplemental Retirement Plan. Phantom shares may be paid out in either cash or stock.

(3)	Represents performance shares under the Long-Term Incentive Plan (as defined on page 27) that entitle the executive officers to receive shares or cash equivalents (or a combination thereof) in the future if they meet certain performance measures. The performance share numbers assume that target levels of performance are achieved. Performance shares are not currently outstanding shares of our common stock and are subject to forfeiture if the performance measures are not achieved over a designated period of time. Executive officers do not have voting or investment power over the performance shares until performance measures are achieved. See the discussion in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 23.

(4)	Includes options to acquire a total of 62,464 shares of DTE common stock. Mr. Glancy received these options in the merger with MCN in exchange for his options to acquire 100,000 shares of MCN common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and 10% shareholders (if any) to file reports of ownership and changes in ownership with respect to our securities with the SEC and to furnish copies of these reports to us. Based on a review of these reports and written representations from our directors and officers (to our knowledge, we do not have any 10% shareholders) regarding the necessity of filing reports, the sale of Company shares by Mr. Meador in November 2006 and his sale of shares in January 2007 in connection with a dividend pass-through were not reported in a timely manner due to an administrative oversight. In addition, in February 2007 a Form 5 was filed that corrected an inadvertent omission of charitable donations of stock in prior years by Mr. Earley.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the only persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.

		Amount and Nature of	Percent
Title of Class	Name of Beneficial Owner	Beneficial Ownership	of Class

Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	10,539,761(1)	5.92%
Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo Ca 94403	15,009,497(2)	8.4%

(1)	Based on information contained in Schedule 13G filed on January 23, 2007. Shares listed as beneficially owned by Barclays are owned by the following entities: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited, which respectively have sole dispositive power and are deemed to beneficially own 3,992,259, 5,794,365, 560,165, 176,621, and 16,351 of the shares shown in the table.

(2)	Based on information contained in Schedule 13G/A filed on February 5, 2007. The Schedule 13G/A filed by Franklin Resources, Inc. and related entities states that Franklin Resources, Inc. filed as a parent holding company with respect to the holdings of one or more investment companies or other managed accounts advised by subsidiaries of Franklin Resources, Inc., including Templeton Global Advisors Limited, Franklin Advisors, Inc., Franklin Templeton Investment Management Limited, Fiduciary Trust Company International, Franklin Advisory Services, LLC., and Templeton Asset Management Ltd., which respectively have sole dispositive power and are deemed to beneficially own 8,607,252, 6,125,900, 194,790, 24,012, 37,500, and 20,043 of the shares shown in the table. The Schedule 13G/A also states that Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Franklin Resources, Inc. The address of the principal shareholders is the same as Franklin Resources, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-person transactions have the potential to create actual or perceived conflicts of interest. The Company has policies in place to address related-party transactions. In general, employees and directors may not be involved in a business transaction where there is a conflict of interest with the Company. The DTE Energy Way requires non-officer employees to report conflicts of interest or potential conflicts of interest to their respective superiors; the Officer Code of Conduct and Ethics requires officers to report conflicts of interest or potential conflicts of interest to the Company’s General Counsel or to the Company’s Board of Directors; and the Board of Directors Code of Business Conduct and Ethics requires directors to disclose conflicts of interest or potential conflicts of interest to the Company’s Corporate Governance Committee or the Chairman of the Board. For directors and officers, any waivers of the Company’s conflict of interest policy must be approved by the Board or a Board committee, as required under the Officer Code of Conduct and Ethics or Board of Directors Code of Business Conduct and Ethics.

Mr. Glancy was the Chairman and Chief Executive Officer of MCN at the time of the DTE/MCN merger in 2001. In connection with the merger, we entered into an agreement with Mr. Glancy which, among other things, states that (a) we agreed to nominate Mr. Glancy to the Board in accordance with our normal procedures until he reaches the mandatory retirement age for Board members; (b) Mr. Glancy will receive personal secretarial services for three days a week until he attains the age of 70; (c) for as long as Mr. Glancy remains a member of our Board, we will provide him with a home security system; (d) in the event that the Internal Revenue Service determines or claims that any payments or benefits provided to Mr. Glancy constitute “excess parachute payments,” we will make a tax reimbursement payment to him in accordance with the agreement; and (e) we will indemnify Mr. Glancy from any actions, suits or proceedings in connection with the agreement. Mr. Glancy is responsible for paying taxes on the imputed income relating to the secretarial services and home security system.

In addition, Mr. Hennessey and Mr. Sims were directors of MCN at the time of the merger. The shares each director owned under the MCN Energy Group Inc. Nonemployee Directors’ Compensation Plan were converted to cash at the time of the merger and placed in cash balance accounts for each director in the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees. The cash balance accounts are managed by the Company, with interest accumulating at a 10-year Treasury rate, with a 10-year payout beginning in 2001. During 2006, Mr. Hennessey received $74,590 and Mr. Sims received $65,865.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board is divided into three classes by our Bylaws. One class of directors is elected each year for a three-year term. The terms of five directors expire in 2007. Four directors are nominated for election for terms expiring in 2010. Mr. Gilmour, one of the directors in this class, reached DTE’s mandatory retirement age of 72 during his recent term. However, in accordance with the Company’s Governance Guidelines, the Board determined that it was in the best interests of the Company that Mr. Gilmour serve for another term. The other director, Mr. Vandenberghe, has been nominated for the term expiring in 2008. The Board elected Mr. Vandenberghe to the Board in June 2006. All of the nominees have consented to serve if elected.

Proxies cannot be voted for more than five persons. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Brief biographies of each nominee for election at this meeting and each director continuing in office are provided below. The information includes each person’s principal occupation(s) and business experience for at least the past five years. The dates shown for service as a director of DTE include service as a director of The Detroit Edison Company (“Detroit Edison”), our former corporate parent and, as a result of a share exchange in 2001, now our wholly-owned subsidiary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AT THIS MEETING.

Nominees for Election at this Meeting for Terms Expiring in 2010

Anthony F. Earley, Jr., age 57             Director since 1994
 • Chairman of the Board and Chief Executive Officer (since 1998) and President and Chief Operating Officer (1994 - 2004), DTE
 • Director of DTE, Comerica Incorporated and Masco Corporation and director or trustee of many community and professional organizations
 • University of Notre Dame (B.S. in physics, M.S. in engineering and J.D.)

Allan D. Gilmour, age 72 Director since 1995
 • Retired Vice Chairman, Ford Motor Company. Former Vice Chairman, Ford Motor Company from November 1992 until his initial retirement in January 1995 and returned to Ford Motor Company as Vice Chairman from May 2002 until his retirement in February 2005
 • Director of DTE, Whirlpool Corporation and Universal Technical Institute, Inc., and director or trustee of many community and professional organizations
• Harvard University (B.A. in economics) and University of Michigan (M.B.A.)
Frank M. Hennessey, age 68 Director since 2001
 • Chairman and Chief Executive Officer, Hennessey Capital, LLC (since 2002) (finance company). Former Chairman of Emco Limited (1995 - 2003) (building materials manufacturer and distributor) and Vice Chairman and Chief Executive Officer of MascoTech, Inc. (1998 - 2000) (transportation industry metalwork manufacturer)
 • Director of DTE and director or trustee of many community and professional organizations
• Northeastern University (B.S.)
Gail J. McGovern, age 55 Director since 2003
 • Professor, Harvard Business School (since 2002). President of Fidelity Personal Investments, a unit of Fidelity Investments (1998 - 2002) and Executive Vice President of Consumer Markets, a division of AT&T (1997 - 1998)
 • Director of DTE and Hartford Financial Services Group, Inc. and trustee of John Hopkins University
• Johns Hopkins University (B.A. in quantitative sciences) and Columbia University (M.B.A.)

Nominee for Election at this Meeting for a Term Expiring in 2008

James H. Vandenberghe, age 57           Director since 2006
 • Vice Chairman and Chief Financial Officer, Lear Corporation (a leading global supplier of automotive seating, electronics, and electrical distribution systems) (since 1998)
 • Director of DTE and Lear Corporation and director or trustee of many community and professional organizations
 • Western Michigan University (B.A. in business administration) and Wayne State University (M.A. in business administration)

Directors Whose Present Terms Continue Until 2008

Lillian Bauder, age 67                      Director since 1986
 • Retired Vice President, Masco Corporation (consumer products and services provider), Former Vice President, Masco Corporation (January 2005 to December 2006), Vice President for Corporate Affairs, Masco Corporation (October 1996 to January 2005), Chairman and President (January 2002 to January 2005) and President (October 1996 to December 2001), Masco Corporation Foundation
 • Director of DTE and Comerica Incorporated and director or trustee of many community and professional organizations
 • Rutgers University (B.A. from Douglass College) and University of Michigan (M.A. and Ph.D.)

Josue Robles, Jr., age 61 Director since 2003
 • Executive Vice President, Chief Financial Officer and Corporate Treasurer, United Services Automobile Association (since 1994) (insurance and financial services provider)
 • Director of DTE and director or commissioner of many community and professional organizations
 • Kent State University (B.B.A. in accounting) and Indiana State University (M.S.B.A.)
• Retired United States Army Major General, served over 28 years including an assignment as budget director for the Pentagon and Commanding General, 1st Infantry Division, The Big Red One

Directors Whose Present Terms Continue Until 2009

Alfred R. Glancy III, age 68              Director since 2001
 • Director, Unico Investment Company since 1974 and its Chairman since 2000. Chairman, Unico Investment Group LLC since January 2007. Retired Chairman and Chief Executive Officer, MCN Energy Group Inc. (1988 - 2001)
 • Director of DTE and ShoreBank Corporation and director or trustee of many community and professional organizations
 • Princeton University (B.A. in economics) and Harvard Business School (M.B.A.)

John E. Lobbia, age 65                     Director since 1988
 • Retired Chairman of the Board and Chief Executive Officer, DTE (1998)
 • Director of DTE and former trustee of many community and professional organizations
 • University of Detroit (B.A. in electrical engineering)

Eugene A. Miller, age 69                  Director since 1989
 • Retired Chairman, President and Chief Executive Officer, Comerica Incorporated and Comerica Bank (1993 - 2002)
 • Director of DTE, Handleman Company and TriMas Corporation and director of many community and professional organizations
 • Detroit Institute of Technology (B.B.A.)

Charles W. Pryor, Jr., age 62              Director since 1999
 • Chairman, Urenco Investments, Inc. (January 2007), President and Chief Executive Officer, Urenco Investments (2006 - 2007), and President and Chief Executive Officer, Urenco, Inc. (2003-2006) (mineral enrichment provider), former Chief Executive Officer, Utility Services Business Group of British Nuclear Fuels, plc (2002 - 2003). Former Chief Executive Officer, Westinghouse Electric Co. (1997 - 2002)
 • Director of DTE
 • Virginia Tech (B.S. in civil engineering, M.S. and Ph.D. in structural engineering) and Northeastern University (Executive M.B.A.)

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Subject to ratification by the shareholders, the Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year 2007. Deloitte & Touche LLP has performed this function since 1995. For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”).

Representatives of Deloitte will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2006, and fees billed for other services rendered by Deloitte during those periods.

	2005	2006

Audit fees(1)	$8,494,257	$6,617,082
Audit related fees(2)	780,777	217,908
Tax fees(3)	308,848	244,104
All other fees(4)	84,562	—

Total	$9,668,444	$7,079,094

(1)	Audit fees consist of fees billed for professional services performed by Deloitte for the audit of the Company’s annual financial statements and internal control over financial reporting included in Form 10-K, the review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with regulatory filings or engagements.

(2)	Represents the aggregate fees billed for audit-related services, including general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act of 2002 and various attest services.

(3)	Represents fees billed for tax services, including tax reviews and planning.

(4)	Represents aggregate fees for services not included above, including advisory and consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit
Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding the independence of the registered public accounting firm, the Audit Committee is responsible for appointing, approving professional service fees of, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engaging the independent registered public accounting firm, the Audit Committee pre-approves these services by category of service. The Audit Committee may delegate to the Chair of the Audit Committee, or to one or more other designated members of the Audit Committee, the authority to grant pre-approvals of all permitted services or classes of these permitted services to be provided by the independent registered public accounting firm up to, but not exceeding, a pre-defined limit. The decisions of the designated member to pre-approve a permitted service is reported to the Audit Committee at each scheduled meeting. At least quarterly, the Audit Committee reviews:

•	A report summarizing the services, or groupings of related services, including fees, provided by the independent registered public accounting firm.

•	A listing of new services requiring pre-approval, if any.

•	As appropriate, an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent registered public accounting firm.

For the year 2006, all audit, audit-related, tax and other services performed by Deloitte were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of the non-audit services by Deloitte during 2006 were compatible with maintaining independence of the registered public accounting firm.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function. All members of the Audit Committee meet the criteria for independence as defined in our categorical standards and the audit committee independence requirements under the SEC rules. The Audit Committee Charter also complies with requirements of the NYSE.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The independent registered public accounting firm is also responsible for expressing an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or internal control over financial reporting or guarantee the independent registered public accounting firm’s reports. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the report of the independent registered public accounting firm.

The Audit Committee discussed with Deloitte the matters required to be discussed by audit standards, SEC regulations and NYSE requirements. Disclosures were received from Deloitte regarding its independence as required by Independence Standards Board Statement No. 1 and discussed with them. The Audit Committee has considered whether the services provided by Deloitte other than those services relating to audit services are compatible with maintaining Deloitte’s independence. The Audit Committee has concluded that such services have not impaired Deloitte’s independence. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2006. The Audit Committee reviewed and discussed Management’s Report on Internal Control over Financial Reporting as of December 31, 2006 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that Management’s Report on Internal Control over Financial Reporting as of December 31, 2006 be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2006.

Audit Committee

Frank M. Hennessey, Chair
Josue Robles, Jr.
James H. Vandenberghe

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CONSIDERATION OF ANY OTHER BUSINESS THAT MAY COME BEFORE
THE MEETING

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Your understanding of our executive compensation program is important to us. The goal of the Compensation Discussion and Analysis is to explain our compensation philosophy, policies, and procedures, primarily for our Named Executive Officers (defined for you below). In this section, we discuss the following topics, among others:

•	Our executive compensation philosophy and objectives;

•	The role of our Organization and Compensation Committee in the executive compensation process;

•	The role of management in the executive compensation process;

•	The key components of the executive compensation program;

•	How we use officer stock ownership requirements to link executive performance to the interests of our shareholders; and

•	Our stock grant practices.

Throughout this Proxy Statement, the term “executive” includes individuals who are at or above the level of corporate vice president (or equivalent), the General Auditor, and other individuals whose base annual pay is at or above $225,000, and includes Executive Officers as defined by the Exchange Act. In this Proxy Statement, the term “Named Executive Officers” or “NEOs” include: (1) our Chairman and CEO, Anthony F. Earley, Jr.; (2) our Chief Financial Officer, David E. Meador; (3) our Chief Operating Officer, Gerard M. Anderson; (4) the Group President of our electric utility subsidiary, Detroit Edison, Robert J. Buckler; and (5) the former Vice-Chairman and Group President of our gas utility, Michigan Consolidated Gas Company (“MichCon”), Stephen E. Ewing. Mr. Ewing retired from the Company effective January 1, 2007.

Our Philosophy and Objectives Focus on Attracting, Retaining, and Motivating Top Executives

Our executive compensation program is designed to attract and retain talented executives leading to the success of the Company. The program is intended to motivate and reward executives who achieve corporate and financial goals and encourage short-term results along with successful long-term achievements. We believe this approach ties executive interests to shareholder interests. The main objectives underlying this philosophy are:

•	Compensation must be competitive in order to attract and retain talented executives — data from a peer group are taken into consideration when analyzing our compensation practices and levels;

•	Compensation should have a meaningful performance component — a portion of an executive’s total compensation opportunity is linked to predefined corporate and financial objectives along with an executive’s individual performance; and

•	Compensation must include equity-based elements to encourage executives to have an ownership interest in the Company to align executive interests with shareholder interests.

We will continue emphasizing pay-for-performance and equity-based incentives that reward executives for results that are consistent with shareholder interests.

The Board Oversees and has Delegated Responsibility of the Executive Compensation Program to its Organization and Compensation Committee

The Board has a long-standing process for determining executive compensation that is performance-based, objective, and transparent. The process is designed to serve the purpose of attracting, retaining, and motivating executives for the benefit of shareholders. The Board-designed governance process expressly delegates to the Organization and Compensation Committee (the “O&C Committee”) the responsibility to determine and approve the CEO’s compensation as well as the compensation of other executives. Although the responsibilities have been delegated, the entire Board maintains oversight and receives direct reports after each O&C Committee meeting.

The O&C Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the O&C Committee makes. Generally, the O&C Committee is responsible for our executive compensation program throughout the enterprise (including affiliates and subsidiaries). The responsibilities of the O&C Committee for executive compensation are more fully detailed in its charter at http://www.dteenergy.com/corporateGovernance/organization.html and include, but are not limited to, approving base salaries, short- and long-term incentives, benefit plans and perquisites. The O&C Committee continually monitors the executive compensation program and adopts changes to reflect the dynamic marketplace in which we compete for talent. To the extent necessary, the O&C Committee also works with other Board Committees to review or approve reports, awards, and other matters relating to compensation. For example, the Finance Committee reviews the financial components of performance targets and measures and the Corporate Governance Committee assists in the review of this Compensation Discussion and Analysis.

The O&C Committee uses information from several external sources in order to monitor and achieve an executive compensation program that supports our business goals and attracts executives whose performance will be measured against those goals. Independent outside consultants and external information enable the O&C Committee to maintain impartial decision-making regarding performance and pay. The O&C Committee annually reviews each component of the NEOs’ compensation and is advised directly by the outside compensation consulting firm, discussed in further detail below, in connection with such review. The O&C Committee, based on input from its consultant and management and a review of competitive benchmark data, believes that the current structure is appropriately balanced and competitive to accomplish the important tasks of recruiting, retaining, and motivating talented executives in the energy industry in which we compete.

Independent Review of Compensation Program — As mentioned earlier, the O&C Committee employs an outside consulting firm, Mercer Human Resources Consulting LLC (“Mercer HR”), a subsidiary of Marsh & McClennan Companies, Inc. (“Marsh”), to advise the O&C Committee on executive compensation matters. Use of the outside consultant is an important component of the compensation setting process which enables the O&C Committee to make informed decisions based on market data and practices. A representative of Mercer HR attends O&C Committee meetings and consults with the members as required. Mercer HR has served as the O&C Committee’s outside consultant since 2002. At that time, the O&C Committee interviewed two compensation consulting firms before selecting Mercer HR. In 2006, we paid Mercer HR approximately $67,500 for advising the O&C Committee on executive compensation. Mercer HR is directly responsible for providing executive compensation consulting to the O&C Committee and has no affiliations with any of the NEOs or members of the Board other than in its role as an outside consultant.

In addition to the executive compensation consulting services provided to the O&C Committee, in 2006 Mercer HR provided health and welfare consulting services to the Company, and provided pension administration services until the end of 2006. Mercer Management Consulting Inc. (“Mercer Management”), another subsidiary of Marsh, provided an organizational analysis of potential cost savings for MichCon as part of our Performance Excellence Process (“PEP”). Marsh USA Inc., another subsidiary of Marsh, provides insurance brokering and loss prevention services to the Company. The O&C Committee was informed of additional services provided by Mercer HR prior to their engagement. The representative of Mercer HR that provides executive compensation consulting services to the O&C Committee does not provide any other services to the Company. For 2007, Mercer HR was replaced with another service provider for pension administration. In addition to outside consulting services to the O&C Committee, Mercer HR was paid approximately $1.5 million for health and welfare consulting services and pension administration services in 2006. Mercer Management was paid approximately $2.2 million for our Performance Excellence Process consulting. In early 2007, the O&C Committee adopted a policy that requires pre-approval of any work by the outside consulting firm for services that are $25,000 or greater, excluding advice provided to the O&C Committee on executive compensation matters.

Compensation Benchmarks — To ensure that the executive compensation programs achieve our objectives, each element of executive compensation is benchmarked and evaluated against a peer group. The O&C Committee approves the peer group and periodically reviews and updates the companies included in that group. The peer group consists primarily of utilities (including utility holding companies), broad-based energy companies, and significant non-energy companies selected on the basis of revenues, financial strength, geographic location, and availability of compensation information. Hewitt Associates, another external consulting firm, conducts a market study every two years covering compensation practices for similar positions in the peer group. The most recent study was completed in September 2005.

The peer group for Hewitt’s study, as approved by the O&C Committee, consisted of the following companies:

Utility/Energy Companies	Non-Energy Companies

Ameren Corporation	Cummins Inc.
American Electric Power Company, Inc.	Eaton Corporation
CenterPoint Energy, Inc.	Johnson Controls, Inc.
Cinergy Corp.	Kellogg Company
CMS Energy Corporation	Lear Corporation
Constellation Energy Group, Inc.	Masco Corporation
Dominion Resources, Inc.	Owens Corning
Edison International	PPG Industries, Inc.
FirstEnergy Corp.	Pulte Homes, Inc.
FPL Group, Inc.	The Sherwin-Williams Company
NiSource Inc.	TRW Automotive Inc.
PG&E Corporation	Whirlpool Corporation
PPL Corporation
Public Service Enterprise Group Incorporated
SCANA Corporation
Sempra Energy
The Southern Company
TXU Corp.

Management Makes Recommendations to the O&C Committee and Provides Information for the Committee’s Review

Our management works closely with the O&C Committee in the executive compensation process. Excluding the CEO’s compensation, management’s responsibilities include:

•	Recommending performance targets and measures that are formulated based on our corporate strategy and priorities;

•	Reporting executive performance evaluations;

•	Recommending base salary levels and other compensation;

•	Recommending equity awards; and

•	Recommending appointment of executives.

The Vice President of Human Resources and the Corporate Secretary work with the O&C Committee to establish the agenda for Committee meetings. Other members of management provide various reports for O&C Committee review to permit the members to exercise their duties and obligations as delegated by the Board.

Key Components of Our Executive Compensation Program

The key components of the compensation program include base salary, annual incentives, and long-term incentives. In addition, executives are eligible for certain post-employment benefits and certain benefits generally not available to other employees. These additional benefits are consistent with our assessment of market practices and our overall compensation philosophy to attract, retain, and motivate talented executives responsible for leading the Company.

Our executives, other than Messrs. Earley and Anderson, are assigned to one of five group levels based on job responsibilities, with a Group 1 executive at a higher level of responsibility than a Group 2 executive. The group level generally determines each executive’s Annual Incentive Plan target, Long-Term Incentive Plan target, and benefits package. Mr. Buckler is included in Group 1 and Mr. Meador is included in Group 2. Mr. Ewing was included in Group 1 until his retirement effective January 1, 2007. Occasionally within this Proxy Statement, these group levels are used to distinguish compensation and benefit awards.

In addition to base salary, we have two primary incentive plans that reward executives for performance. The plans are consistent with our objectives of tying compensation to performance and encouraging executives to associate their interests with those of the Company. The DTE Energy Company Annual Incentive Plan (the “Annual Incentive Plan”) allows us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed in the prior year. The DTE Energy Company 2006 Long-Term Incentive Plan allows us to grant executives long-term equity incentives to encourage continued employment with DTE, to accomplish pre-defined long-term performance objectives and create shareholder alignment. Long-term grants made to executives in February 2006 were from the DTE Energy Company 2001 Stock Incentive Plan. On April 27, 2006, the Company’s shareholders approved the 2006 Long-Term Incentive Plan, which replaced the 2001 Stock Incentive Plan (the two plans are referred to collectively as the “Long-Term Incentive Plan”).

Over the last several years, the weight given to the incentive programs, especially in the area of long-term incentives, has gradually been increased to more closely align us with practices in the peer group. We believe the current mix among base salary, the Annual Incentive Plan, and the Long-Term Incentive Plan is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within DTE. The interplay between the Annual Incentive Plan and the Long-Term Incentive Plan provides a balance of short- and long-term incentives to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.

The following is a more detailed discussion of the elements of the Company’s executive compensation program:

Base Salary — When setting individual base salary levels, we consider several factors, including (i) the market reference point for the executive’s position, (ii) the responsibilities of the executive’s position, (iii) the experience and performance of the individual, and (iv) retention issues. Market reference points target the median for most positions, adjusted to take into account differences in company size within the peer group. In addition, we establish midpoints for each Executive Group level for determining base salary for those executives whose jobs cannot be easily matched in the marketplace. These midpoints are consistent with the market reference points for other executives in the same Executive Group. Annually, we review these midpoints to ensure they are consistent with the market.

Annual Incentive Plan — Participating executives and select other employees may receive cash awards under the Annual Incentive Plan based on performance compared against pre-established Company and functional/departmental objectives. The purpose of providing cash awards under the Annual Incentive Plan is to tie compensation to near-term performance and associate the executive’s interests with those of the Company. Objectives that management proposes are reviewed and approved or revised by the O&C Committee, with financial goal recommendations reviewed by the Finance Committee of the Board, no later than 90 days after the beginning of the performance period. The objectives include performance measures in several categories that are critical to our success. When setting these objectives, management and the O&C Committee determine the elements of our business that require the focused attention of the executives to achieve its ultimate goals. Several objectives are set and, for each objective, (i) a threshold or minimum level of achievement is set, (ii) a target level is set, and (iii) a maximum level is set. Annual Incentive Plan awards to executives are determined as follows:

1.	The executive’s most recent year-end base salary is multiplied by an Annual Incentive Plan target percentage to arrive at the target award.

2.	The overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target, and maximum levels for each objective.

3.	The target award is then multiplied by the performance payout percentage to arrive at the calculated award.

4.	The calculated award is then adjusted by an individual performance modifier, which can range from 0% to 150%, to arrive at the final award.

The final awards, if any, are paid after the O&C Committee certifies the final results of each objective.

The performance payout percentage is based upon performance objectives, each of which is weighted to reflect its importance to the total calculation. For 2006, the performance objectives (and related weighting) for Messrs. Earley, Meador, Anderson and Ewing were: earnings per share-core (25%), earnings per share-synfuel (10%), cash flow (35%), safety (10%), customer satisfaction (10%) and diversity placement (10%). The performance objectives for Mr. Buckler were earnings per share-core (10%), earnings per share-synfuel (5%), cash flow (15%), Detroit Edison earnings per share (20%), PEP cost savings (8%), PEP initiatives (12%), Detroit Edison safety (10%), customer satisfaction (5%), diversity placement (10%), and equipment availability (5%). (PEP is a performance improvement and cost reduction process begun by the Company in 2006 and will continue in 2007 and 2008.) The Company must attain a minimum level of achievement for each objective before any compensation is payable with respect to that objective. The minimum established level of each objective will result in a payout of 25% of target, and the maximum established for each level (or better) will result in a payment of 175% of target.

For the fiscal year 2006, the performance targets were met or exceeded for earnings per share-core, cash flow, safety, diversity placement, Detroit Edison earnings per share, PEP cost savings, diversity placement, Detroit Edison safety, and equipment availability. Performance targets for earnings per share-synfuel, customer satisfactions and PEP initiatives were not met. The aggregate weighted payment percentage was 139.69% for Messrs. Earley, Meador, Anderson and Ewing and 145.43% for Mr. Buckler. The final awards for the 2006 plan year, were paid to each of the Named Executive Officers in early 2007 and are reported in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 32.

Long-Term Incentive Plan — We use the Long-Term Incentive Plan to reward long-term growth and profitability by providing a vehicle through which executives and other employees may receive stock-based compensation. Under the Long-Term Incentive Plan, participants may receive stock options, restricted stock, performance shares, performance units or a combination of these awards. To date, we have granted only time-based restricted stock, performance shares, and non-qualified stock options. The Long-Term Incentive Plan provides a mix of performance shares (approximately 40%), restricted stock (approximately 40%), and stock options (approximately 20%). This mix is designed to provide a balance of incentives to executives for increasing stock price, maintaining or increasing dividend payments, and continuing strong financial and operating performance.

The Long-Term Incentive Plan provides the O&C Committee the ability to design programs that focus on our long-term performance over a three-year period and provides executives an opportunity to increase their equity stake in the Company and align their interests with those of our shareholders. Our principles for ownership of stock by the executives and other employees, discussed on page 30, provide an excellent incentive to have a vested interest in the financial health, management, and success of the Company.

The grants made during 2006 were based on targets of 275% of base salary for Mr. Earley, 175% of base salary for Mr. Anderson, 140% of base salary for Messrs. Buckler and Ewing, and 110% for Mr. Meador. In addition to the targeted award levels, the O&C Committee also considers previous years’ grants, career potential, and retention issues in determining the final number of units granted.

•	Performance Shares: In 2006, performance shares represented approximately 40% of the overall Long-Term Incentive Plan grant value. Granting of performance shares allows us to tie long-term performance objectives with creating shareholder value. Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2006 grants is January 1, 2006 through December 31, 2008. Payments earned under the 2006 grants and the related performance measures are described in Note 2 to the “Grant of Plan Based Awards Table.” In the event a participant retires (age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of performance shares. In the event employment terminates for any other reason, the participant forfeits all rights to any outstanding performance shares.

The performance shares granted in 2003 were paid in early 2006. The vesting amounts were based upon performance measures, each of which was weighted to reflect its importance to the total calculation. The Company had to attain a minimum level for each measure before any compensation was payable with respect to that measure. The minimum established level of each measure would have resulted in a payout of 50% of target, and an established maximum (or better) for each level would have resulted in a payment of 200% of target. The payout amount was based upon the following performance measures (and related weighting): total shareholder return relative to the S&P Electric Utility Index (50%), earnings per share growth (35%), and employee satisfaction (15%). We exceeded the threshold level of performance for employee satisfaction. The 2006 payout level of 12.75% was based on the final results as certified by the O&C Committee and was limited primarily because the total shareholder return and earnings per share growth measures did not meet threshold levels. See footnote 2 to the “Option Exercises and Stock Vested in 2006” table on page 37. Over the past three years, the payout level has ranged from 56.9% to 27.6%.

•	Restricted Stock: The restricted stock we grant is time-based restricted stock and generally includes a three-year vesting period. The granting of restricted stock allows us to grant executives long-term equity incentives to encourage continued employment. In 2006, restricted stock was granted, representing approximately 40% of the overall Long-Term Incentive Plan grant value with the restriction period ending on February 28, 2009. The three-year vesting period focuses on long-term value creation and executive retention. The three-year vesting period requires continued employment throughout the restriction period. These restricted stock grants do not qualify as performance-based compensation under IRC Section 162(m). As such, the full values of these shares are included in the IRC Section 162(m) computation in the year of vesting. For further information, see “Internal Revenue Code Limits on Deductibility of Compensation” on page 30. In the event a participant retires (age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of restricted shares. In the event the employment terminates for any other reason, the participant forfeits all rights to any outstanding restricted shares.

•	Stock Options: In 2006, non-qualified stock options represented approximately 20% of the overall Long-Term Incentive Plan grant value. The granting of stock options allows us to grant executives long-term equity incentives that align long-term performance with creating shareholder value. These stock options have a ten-year exercise period and vest one-third on each anniversary of the grant date over a three-year period. In the event a participant retires (age 55 or older with at least 10 years of service) or becomes disabled, the participant retains the rights to all outstanding vested and unvested stock options in accordance with the original terms of the grant. In the event a participant dies, the beneficiary has three years from the date of death to exercise the stock options. In the event employment terminates for any other reason, the participant forfeits all rights to any unvested stock options and has 90 days to exercise any vested stock options.

Executive Benefits — We provide executives with certain benefits generally not available to our other employees as a matter of competitive practice and as a retention tool. The O&C Committee periodically reviews the level of executive benefits provided to executives against a peer group to assure they are reasonable and consistent with our overall compensation objectives.

During 2006, we provided various benefits that included the following:

•	Supplemental retirement programs: The Pension Benefits Table and related footnotes beginning on page 37 describe both the qualified and non-qualified retirement benefit programs for which certain executives are eligible and are commonly offered by other employers in our peer group. Other benefit programs include the DTE Energy Company Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which allows executives to voluntarily defer receipt of payments they may be eligible to receive from the Annual Incentive Plan or performance shares paid in cash, and the DTE Energy Company Supplemental Savings Plan (the “Supplemental Savings Plan”), which mirrors the 401(k) plan and allows executives to continue to defer base salary after certain IRS limits have been reached. The matching contributions we make in the Supplemental Savings Plan are the same as those provided under the 401(k) plan. For further description of the supplemental retirement programs, see “Pension Benefits” on page 37.

•	Home security program and security driver for business: The Company provided home security monitoring systems for certain executives, including the NEOs. In addition, the Board required Mr. Earley to use a Company car and driver while on Company business. The Company is terminating this home security monitoring service for most executives in 2007.

•	Use of a leased vehicle: Prior to 2006, certain executives were provided use of a Company-leased vehicle for business and personal use. Beginning in mid-2006, the Company began to phase out the executive leased vehicle program. As leases expired in 2006, executives began receiving a portion of the allowance referenced below in place of the Company-provided vehicle. The phase out of this program is expected to continue until February 2009, when the last lease is scheduled to expire.

•	Indemnification and change-in-control agreements: We have entered into indemnification agreements and change in control agreements with each of the Named Executive Officers and certain other executives. The indemnification agreements require that we indemnify these individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company. The important terms of, and the potential payments provided under, the change-in-control agreements are described on page 41.

•	Corporate aircraft for limited business travel: We lease a fractional share of an aircraft for limited business travel by executives and other employees when there is an appropriate business purpose. Personal use of the aircraft is not allowed except in unusual circumstances and requires the prior approval of the CEO. During 2006, there was no personal use of the aircraft.

Other benefits provided to executives during 2006 were reimbursement of certain financial planning and income tax return preparation expenses, certain club memberships, car washing and minor maintenance services, and limited use of corporate event tickets when available.

Effective January 1, 2007, we discontinued income deferrals under the Deferred Compensation Plan, reimbursement of financial planning and tax return preparation expenses, and club memberships benefits. Also effective January 1, 2007, to partially replace the discontinued benefits, we instituted an executive benefit allowance. This allowance is not considered as compensation for any Company incentive or benefit program.

Our Stock Ownership Policy

To be more closely linked with the interests of our shareholders, we expect most executives and certain other employees to own, within five years of their appointment to such position, shares of our stock having a value equal to a multiple of their annual base salary. Common stock, time-based restricted stock, phantom stock, and unvested performance shares (assuming achievement of target levels of performance) are counted toward the fulfillment of this ownership requirement. The following are the requirements for the Named Executive Officers: (i) for Mr. Earley and Mr. Anderson, five times their respective base salary; (ii) for Mr. Buckler, four times his base salary, and (iii) for Mr. Meador, three times his base salary. Mr. Ewing, who retired from the Company effective January 1, 2007, was required to own four times his base salary. Other executives and employees may be required to hold from one to three times their base salaries as determined by their Executive Group (see page 26) within the Company. As of January 3, 2007, 100% of the executives met the stock ownership guidelines.

Our Stock Option Granting Practices

We have granted non-qualified stock options to executives and other employees since 1997 to enable these individuals to participate in our future success and to associate their interests with ours and with our shareholders’. The granting of options is administered by the O&C Committee under the terms of the Long-Term Incentive Plan. The Long-Term Incentive Plan provided that the option exercise price is to be based on the average of the highest and lowest trading prices on the date the option is granted. In February 2007, the Board authorized an amendment to the Long-Term Incentive Plan that changed the option exercise price to be based on the closing price on the date the option is granted.

Stock option grants for all executives are approved by the O&C Committee as required by the Long-Term Incentive Plan and the O&C Committee charter. Under the terms of the Long-Term Incentive Plan, beginning in 1999 the O&C Committee delegated specific authority for the CEO to approve other grants to key employees other than executives. The annual grants are generally approved by the O&C Committee in the first quarter of the year, shortly after the public release of fiscal year-end earnings results.

In addition to the annual grants, we occasionally make special grants of non-qualified stock options to newly hired employees as part of the offer of employment, or to existing employees for retention or other incentive purposes. Special grants to an executive are made by the O&C Committee. Special grants to non-executives are approved by the CEO under his delegated authority from the O&C Committee, on the first business day of each quarterly period.

The backdating of stock option grants at various public companies generated considerable attention recently. In the second half of 2006, the Board requested an internal review of our historic stock option granting practices. This internal review did not identify any fraudulent or abusive activity or patterns of questionable activity related to stock option grants by the Company, nor did it find any evidence of intentional manipulation by the Company’s management of the value of options through backdating at the time of grant.

Internal Revenue Code Limits on Deductibility of Compensation

Under IRC Section 162(m), we cannot deduct compensation paid to a “covered employee” in excess of $1 million on our federal income tax return unless it is (i) based on performance and (ii) paid under a program that meets IRC requirements. In general, “covered employees” for this purpose are our CEO, CFO, and the three other highest paid executive officers named in the “Summary Compensation Table” on page 32. The Annual Incentive Plan and the Long-Term Incentive Plan, previously approved by the shareholders, are designed to provide the opportunity for use of the performance-based compensation exception. The Long-Term Incentive Plan permits various types of awards, some of which qualify for exemption under IRC Section 162(m) and some of which do not. We expect to continue to emphasize performance-based compensation programs designed to fulfill future corporate business objectives at all levels. Although these programs are generally designed to satisfy the requirements of IRC Section 162(m), we believe it is important to preserve flexibility in designing compensation programs and it may be appropriate in certain circumstances to grant compensation that may not meet all of the IRC requirements for deducting compensation in excess of $1 million and, therefore, will not be tax deductible for the Company.

Organization and Compensation Committee Report

The O&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement.

Organization and Compensation Committee

Eugene A. Miller, Chair
Frank M. Hennessey
Allan D. Gilmour

Mr. Laymon, who resigned from the Board effective September 25, 2006, was a member of the O&C Committee at the time the 2006 performance measures and targets for executive officers under the Company’s Annual Incentive Plan and Long-Term Incentive Plan were approved.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2006.

						Change in
						Pension
					Non-Equity	Value and
					Incentive	Nonqualified
Name &			Stock	Option	Plan	Deferred	All Other
Principal		Salary	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)	($)

Anthony F. Earley, Jr., Chairman and CEO	2006	1,125,000	1,955,654	1,123,617	1,850,000	1,162,339	114,195	7,330,805
David E. Meador, Executive Vice President and Chief Financial Officer	2006	485,000	323,662	97,052	475,400	359,778	54,929	1,795,821
Gerard M. Anderson, President and Chief Operating Officer	2006	700,000	817,501	204,575	911,500	418,161	100,575	3,152,312
Robert J. Buckler, Group President	2006	560,000	453,747	280,023	646,600	592,141	60,418	2,592,929
Stephen E. Ewing, Vice Chairman(7)	2006	539,000	453,747	280,023	527,200	609,311	54,430	2,463,711

(1)	The base salary amounts reported include amounts which were voluntarily deferred by the NEOs into the Supplemental Savings Plan. The amounts deferred by each of the executives were $97,500, $23,800, $55,000, $29,800, and $28,120 for Messrs. Earley, Meador, Anderson, Buckler, and Ewing, respectively.

(2)	These amounts represent the dollar amounts of compensation cost for 2006 in accordance with accounting requirements FASB Statement SFAS No. 123R (“FAS 123R”) and, as such, include costs recognized in the financial statements with respect to restricted stock and performance shares granted in 2004, 2005, and 2006. The assumptions used in this valuation are disclosed in Note 17 in the Form 10-K Annual Report. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The number of units granted and other information related to the 2006 grants are detailed in the “Grants of Plan-Based Awards” table beginning on page 33.

(3)	These amounts represent the dollar amounts of compensation cost for 2006 in accordance with FAS 123R and, as such, include costs recognized in the financial statements with respect to stock options granted in 2004, 2005, and 2006. The assumptions used in this valuation are disclosed in Note 17 in the Form 10-K Annual Report. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs.

(4)	The 2006 Annual Incentive Plan amounts paid to the NEOs were calculated as described on page 27 and include an individual performance modifier.

(5)	The amounts in this column represent the aggregate change in the actuarial present values (from December 1, 2005 to November 30, 2006) of each NEO’s accumulated benefits under the DTE Energy Company Retirement Plan, the DTE Energy Company Supplemental Retirement Plan, and the DTE Energy Company Executive Supplemental Retirement Plan during 2006. These plans are described in more detail beginning on page 38.

(6) The following table provides a breakdown of the 2006 amounts reported in this column.

	Company Matching	Company Matching
	Contributions to	Contributions to	Additional
	the 401(k) Plan	the Supplemental	Benefits
	*	Savings Plan **	***	Total
Name	($)	($)	($)	($)

Anthony F. Earley, Jr.	9,000	58,500	46,695	114,195
David E. Meador	11,250	17,850	25,829	54,929
Gerard M. Anderson	9,000	33,000	58,575	100,575
Robert J. Buckler	11,250	22,350	26,818	60,418
Stephen E. Ewing	11,250	21,090	22,090	54,430

*	These matching contributions are predicated on the NEOs making contributions from base salary and cannot exceed 6% of the NEO’s eligible compensation.

**	The Supplemental Savings Plan provides for deferring compensation in excess of various IRC limits imposed on tax qualified plans, including the maximum employee pre-tax contribution limit ($15,000 plus $5,000 catch-up contribution for 2006) and the compensation limit ($220,000 for 2006). Supplemental Savings Plan account balances are paid only in cash to the NEO upon termination of employment.

***	The value attributable to additional NEO benefits, which consist of automobile leases, security services, financial planning and tax return preparation, limited use of corporate event tickets, car washes and minor maintenance services, and club memberships. See “Executive Benefits” on page 29 for a full discussion of executive benefits.

(7)	Mr. Ewing retired from the Company effective January 1, 2007.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive			Estimated Future Payouts Under Equity			All Other	All Other
		Plan Awards(1)			Incentive Plan Awards(2)			Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value of
								Shares of	Securities	Price of	Stock and
			Target					Stock or	Underlying	Option	Option
	Grant	Threshold	Award	Maximum	Threshold		Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	Target (#)	(#)	(#)(3)	(#)(4)	($/sh)	($)(5)

Anthony F. Earley, Jr.	3/1/2006	- 0 -	1,150,000	3,018,750
	2/28/2006				- 0 -	37,000	74,000				1,606,540
	2/28/2006							37,000			1,606,540
	2/28/2006								115,000	43.42	704,950
David E. Meador	3/1/2006	- 0 -	272,250	714,657
	2/28/2006				- 0 -	6,500	13,000				282,230
	2/28/2006							6,500			282,230
	2/28/2006								20,000	43.42	122,600
Gerard M. Anderson	3/1/2006	- 0 -	543,750	1,427,345
	2/28/2006				- 0 -	16,000	32,000				694,720
	2/28/2006							16,000			694,720
	2/28/2006								45,000	43.42	275,850
Robert J. Buckler	3/1/2006	- 0 -	342,000	897,750
	2/28/2006				- 0 -	9,000	18,000				390,780
	2/28/2006							9,000			390,780
	2/28/2006								28,000	43.42	171,640
Stephen E. Ewing(6)	3/1/2006	- 0 -	328,200	861,525
	2/28/2006				- 0 -	9,000	18,000				390,780
	2/28/2006							9,000			390,780
	2/28/2006								28,000	43.42	171,640

(1)	These dollar amounts represent the threshold, target, and maximum payouts for the 2006 plan year under the Annual Incentive Plan. The various measures and details of the 2006 final awards are presented on page 27.

(2)	The target column represents the number of performance shares granted to the NEOs under the Long-Term Incentive Plan on February 28, 2006. The performance measurement period for the 2006 grants is January 1, 2006 through December 31, 2008. Payments earned from the 2006 grants will be based on three performance measures weighted as follows: (i) total shareholder return vs. shareholder return of the companies in the Standard & Poor’s Electric Utility Index as of the date of grant (70%), (ii) employee engagement (15%) and (iii) balance sheet health (15%). The final payouts, if any, will occur after the O&C Committee certifies the final results in early 2009. Dividend equivalent payments based on the target number of performance shares are paid to the NEOs during the performance period and are paid at the same rate as dividends paid to shareholders.

(3)	This column reports the number of shares of restricted stock granted under the Long-Term Incentive Plan to each of the NEOs on February 28, 2006. These shares of restricted stock will vest on February 28, 2009, assuming the NEO is still actively employed by the Company on that date. Dividends on these shares of restricted stock are paid to the NEOs during the vesting period and are paid at the same rate as dividends paid to shareholders.

(4)	This column reports the number of stock options granted under the Long-Term Incentive Plan to the NEOs on February 28, 2006. These stock options, which will expire on February 28, 2016, are exercisable at $43.42 per share when they become vested. For 2006, the Company determined the exercise price for stock options based on an average of the highest and lowest trading price on the date of grant. On February 28, 2006, the closing price for DTE common stock was $43.30 per share. These stock options vest 1/3 on each anniversary of the grant date over a three-year period.

(5)	This column reports the grant date fair value of each equity award granted in 2006 computed in accordance with FAS 123R.

(6)	Mr. Ewing retired from the Company effective January 1, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
										Market or
									Number of	Payout Value
	Number of								Unearned	of Unearned
	Securities		Number of						Shares, Units	Shares, Units
	Underlying		Securities				Number of		or Other	or Other
	Unexercised		Underlying				Shares or	Market Value of	Rights That	Rights That
	Options		Unexercised		Option	Option	Units of Stock	Shares or Units of	Have Not	Have Not
	Exercisable		Options		Exercise	Expiration	That Have	Stock That Have	Vested (#)	Vested($)
Name	(#)		Unexercisable (#)		Price ($)	Date	Not Vested (#) (12)	Not Vested ($) (13)	(14)	(15)

Anthony F. Earley, Jr.							99,000	4,792,590
									99,000	4,792,590
	25,000	(1)			38.60	3/22/2008
	34,000	(2)			40.47	3/29/2009
	75,000	(3)			32.10	2/21/2010
	75,000	(4)			38.77	3/13/2011
	100,000	(5)			41.59	2/27/2012
	100,000	(6)			41.46	2/27/2013
	100,000	(7)	50,000	(7)	39.41	2/9/2014
	33,333	(8)	66,667	(8)	44.72	2/15/2015
			115,000	(9)	43.42	2/28/2016
David E. Meador							16,500	798,765
									16,500	798,765
	2,333	(2)			41.47	3/23/2009
	15,000	(5)			41.59	2/27/2012
	15,000	(6)			41.46	2/27/2013
			6,667	(7)	39.41	2/9/2014
	5,666	(8)	11,334	(8)	44.72	2/15/2015
			20,000	(9)	43.42	2/28/2016
Gerard M. Anderson							45,000	2,178,450
									35,000	1,694,350
	25,000	(2)			41.47	3/23/2009
	25,000	(4)			38.77	3/13/2011
	30,000	(5)			41.59	2/27/2012
	20,000	(6)			41.46	2/27/2013
	26,666	(7)	13,334	(7)	39.41	2/9/2014
	11,666	(8)	23,334	(8)	44.72	2/15/2015
			45,000	(9)	43.42	2/28/2016
Robert J. Buckler							23,000	1,113,430
									23,000	1,113,430
	30,000	(5)			41.59	2/27/2012
	25,000	(6)			41.46	2/27/2013
	26,666	(7)	13,334	(7)	39.41	2/9/2014
	8,333	(8)	16,667	(8)	44.72	2/15/2015
			28,000	(9)	43.42	2/28/2016
Stephen E. Ewing(16)							23,000	1,113,430
									23,000	1,113,430
	75,000	(10)			45.28	6/25/2011
	30,000	(11)			45.28	6/25/2011
	30,000	(5)			41.59	2/27/2012
	25,000	(6)			41.46	2/27/2013
	26,666	(7)	13,334	(7)	39.41	2/9/2014
	8,333	(8)	16,667	(8)	44.72	2/15/2015
			28,000	(9)	43.42	2/28/2016

(1)	These stock options vested in four equal annual installments beginning on March 23, 1999.

(2)	These stock options vested in four equal annual installments beginning on March 30, 2000.

(3)	These stock options vested in four installments as follows: 50% on February 22, 2001; 20% on February 22, 2002; 20% on February 24, 2003 and 10% on February 24, 2004.

(4)	These stock options vested in three installments as follows: 50% on March 14, 2002; 25% on March 14, 2003 and 25% on March 15, 2004.

(5)	These stock options vested in three equal annual installments beginning on February 27, 2003.

(6)	These stock options vested in three installments as follows: 33% on February 27, 2004; 33% on February 27, 2005 and 34% on February 27, 2006.

(7)	These stock options vest in three equal annual installments beginning on February 9, 2005.

(8)	These stock options vest in three equal installments beginning on February 15, 2006.

(9)	These stock options vest in three equal installments beginning on February 28, 2007.

(10)	These stock options vested in four installments as follows: 50% on June 26, 2002; 20% on June 26, 2003; 20% on June 26, 2004 and 10% on June 26, 2005.

(11)	These stock options vested in three installments as follows: 50% on June 26, 2002; 25% on June 26, 2003; and 25% on June 26, 2004.

(12)	The numbers in this column reflect the total number of unvested shares of restricted stock granted on, February 9, 2004, February 15, 2005 and February 28, 2006. Each of these grants will vest on the third anniversary of the date of the grant. In addition, Mr. Anderson was granted 10,000 shares on June 23, 2004. They vest in three equal annual installments beginning on June 23, 2007.

(13)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of DTE common stock on December 31, 2006 ($48.41 per share).

(14)	The numbers in this column reflect the total number of unvested performance shares, at target level of performance, granted on February 9, 2004, February 15, 2005 and February 28, 2006. The payout, if any, will occur after the end of the three year performance period.

(15)	The dollar value of the unvested performance shares reported in the preceding column valued at the closing price of DTE common stock on December 31, 2006 ($48.41 per share).

(16)	Mr. Ewing retired effective January 1, 2007.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)		on Vesting ($)

Anthony F. Earley, Jr.	45,000	519,677	25,000	(1)	1,089,000
			3,188	(2)	138,423
David E. Meador	15,000	106,831	2,000	(1)	87,120
			255	(2)	11,072
Gerard M. Anderson	15,000	135,559	6,500	(1)	283,140
			829	(2)	35,995
Robert J. Buckler	40,000	273,556	5,000	(1)	217,800
			638	(2)	27,702
Stephen E. Ewing(3)	-0-	-0-	5,000	(1)	217,800
			638	(2)	27,702

(1)	This row is the number and related fair market value of the time-based restricted stock that was originally granted on February 27, 2003 and vested on February 27, 2006.

(2)	This row is the number and related fair market value of the performance shares that were originally granted on February 27, 2003 based upon performance measures described on page 28 in “Long Term Incentive Plan — Performance Shares.”

(3)	Mr. Ewing retired from the Company effective January 1, 2007.

Pension Benefits

For purposes of the following discussion concerning the pension benefits and retirement plans that our Named Executive Officers participate, we will be using the following terms:

•	“DC ESRP” means the Defined Contribution component of the ESRP

•	“ESRP” means the DTE Energy Company Executive Supplemental Retirement Plan (nonqualified plan for tax purposes)

•	“MCN Retirement Plan” means the MCN Traditional component of the Retirement Plan

•	“MSBP means the Management Supplemental Benefit Plan component of the ESRP (nonqualified plan for tax purposes)

•	“Retirement Plan” means the DTE Energy Company Retirement Plan (tax-qualified plan)

•	“SRP” means the DTE Energy Company Supplemental Retirement Plan (nonqualified plan for tax purposes)

•	“Traditional Retirement Plan” means the Detroit Edison Traditional component of the Retirement Plan

The “Pension Benefits” table below describes the retirement benefits for the Named Executive Officers.

				Present Value of	Payments During
		Number of Years		Accumulated Benefit	Last Fiscal Year
Name	Plan Name(3)	Credited Service (#)		($)	($)

Anthony F. Earley, Jr.	Retirement Plan	12.8		407,976	-0-
	SRP	12.8		1,600,711	-0-
	ESRP	27.8	(1)	5,940,842	-0-
David E. Meador	Retirement Plan	9.8		204,889	-0-
	SRP	9.8		198,450	-0-
	ESRP	19.8	(1)	1,437,121	-0-
Gerard M. Anderson	Retirement Plan	13.1		257,272	-0-
	SRP	13.1		432,499	-0-
	ESRP	13.1		1,382,690	-0-
Robert J. Buckler	Retirement Plan	33.2		1,076,035	-0-
	SRP	33.2		1,559,299	-0-
	ESRP	33.2		1,579,945	-0-
Stephen E. Ewing(2)	Retirement Plan	35.0		1,716,150	-0-
	SRP	35.0		2,652,458	-0-
	ESRP	N/A		1,074,994	-0-

(1)	For purposes of calculating the benefit under the MSBP only, Messrs. Earley and Meador have 15 and 10 years, respectively, of additional awarded service. Messrs. Earley and Meador’s eligibility for the additional awarded service, granted at the time of their hiring, is subject to their meeting the eligibility requirements of that plan.

(2)	Mr. Ewing retired from the Company effective January 1, 2007.

(3)	As described below, Messrs. Earley, Meador, Anderson, and Buckler each have a choice between the MSBP and ESRP. The ESRP number that is reported is the higher of the MSBP or ESRP benefits.

Retirement Plan — The Retirement Plan includes a number of different benefit accrual formulas including the Traditional Retirement Plan, MCN Retirement Plan, and two different cash balance plans. Messrs. Earley, Meador, Anderson, and Buckler participate in the Traditional Retirement Plan. Mr. Ewing participates in the MCN Retirement Plan.

•	Traditional Retirement Plan: The benefits provided under the Traditional Retirement Plan are based on an employee’s years of benefit service, average final compensation, and age at retirement. Compensation used to calculate the benefits under the Retirement Plan consists of (i) base salary and (ii) lump sums in lieu of base salary increases for the highest five consecutive calendar years within the last 10 years prior to retirement. The monthly benefit at age 65 equals 1.5% for each year of credited service times the average final compensation. Early retirement benefits are immediately available to any employee who has at least 15 years of service and has attained age 45. An annual benefit (payable in equal monthly installments for life) is calculated in the same manner as described above, subject to a reduction factor based on the employee’s age at the time the retirement allowance commences. The early retirement age is computed on the basis of the number of full months by which the employee is under the age to be attained at the employee’s next birthday. An employee who is qualified for early retirement may elect to defer benefit payments until age 65 with no reduction in the allowance or any earlier age with the corresponding reduction factor. Only Mr. Buckler is currently eligible for any early retirement benefit.

•	MCN Retirement Plan: Mr. Ewing participates in the MCN Retirement Plan. The benefits provided under this plan are based on an employee’s years of benefit service, average final compensation, and age at retirement. Compensation used to calculate the benefits under the MCN Retirement Plan consists of base salary for the highest five consecutive calendar years within the last 10 years prior to retirement. The monthly benefit at age 65 consists of the total of the following:

1. 1.33% for each year of credited service up to 30, times average final compensation, plus,

2. 1.43% for each year of credited service over 30, times average final compensation, plus,

3.	0.5% for each year of credited service up to 35, times average final compensation minus covered compensation.

An employee who has attained age 55 and whose combined attained age and years of credited service equals at least 70, or who has 30 or more years of credited service regardless of age, is eligible for an early retirement benefit starting before the participant’s normal retirement age. The benefit is reduced by 5% for each year retirement precedes age 62, through age 55. Benefits are actuarially reduced if retirement occurs between ages 48 and 55.

SRP:  The benefits provided under the SRP are those benefits that would otherwise have been paid under the Retirement Plan but for the limitations imposed on qualified plans by the Internal Revenue Code.

ESRP:  The ESRP includes two components, the MSBP and the DC ESRP. Under the current terms of the ESRP, certain participants, including Messrs. Earley, Meador, Anderson, and Buckler, will receive a choice at termination of employment of either the MSBP or DC ESRP benefit, but not both. Mr. Ewing is only eligible to participate in the DC ESRP component of the ESRP and not the MSBP component.

•	MSBP: Prior to January 1, 2001, many Company executives, including all of the NEOs except Mr. Ewing, participated in the MSBP. The MSBP was incorporated into the ESRP and certain executives, including Messrs. Earley, Meador, Anderson, and Buckler, were designated as grandfathered participants. Under the current terms of the ESRP, grandfathered participants will receive a choice at termination of employment of either the MSBP or DC ESRP benefit, but not both. The MSBP requires an executive to be at least age 55 with 10 years of service to receive benefits.

The benefits provided under the MSBP set a target retirement benefit and are basically equal to 60% of average final compensation for the NEOs. This amount is then adjusted based on age at termination, years of service (actual service and awarded service), and payment option selected. The adjusted amount is offset by the amount that is paid from the Retirement Plan, SRP and any benefit from the noncontributory portion of a prior employer’s retirement plan (if awarded service has been granted). Compensation used to calculate the benefits under the MSBP includes the highest 260 weeks of base salary, lump sums in lieu of base salary increases and, for years prior to 2001, the annual incentive bonus paid under the Shareholder Value Improvement Plan. Subsequent to 2000, when the Shareholder Value Improvement Plan was eliminated, the highest 260 weeks includes 10% of an executive’s base salary in lieu of a bonus. In the event of a change in control of the Company, executives who have entered into Change-in-Control Severance Agreements with the Company would receive an additional two years of age and service credits for purposes of the MSBP or any successor plan. See “Potential Payments Upon Termination of Employment” on page 41 for further explanation of the change in control provision of the MSBP.

•	DC ESRP: Effective January 1, 2001, we implemented the DC ESRP, a defined-contribution approach to non-qualified supplemental retirement benefits. The DC ESRP approach was effective for most of the newly hired or promoted executives after that date. The DC ESRP provides for a benefit equal to a stated percentage of base salary and Annual Incentive Plan awards that is credited to a bookkeeping account on behalf of eligible executives. For the NEOs, the contribution percentage was increased from 9% to 10% effective January 1, 2006. The account value will increase or decrease based on the performance of the investment elections under the plan, as directed by the participants. Vesting of the benefit under the DC ESRP occurs at a rate of 20% per anniversary year. All of the NEOs are 100% vested in their DC ESRP accounts.

Prior to the merger between DTE and MCN, Mr. Ewing participated in an MCN-sponsored supplemental plan. Under the terms of the merger agreement, Mr. Ewing was 100% vested in this benefit as of June 1, 2001. As of such date, that plan was terminated and the present value of Mr. Ewing’s benefit under that plan was transferred to the DC ESRP.

Non-Qualified Deferred Compensation

The following table details the contributions (both employee and Company), earnings, withdrawals/distributions, and aggregate year-end balance for the Supplemental Savings Plan and Deferred Compensation Plan for 2006. These plans are more fully described below.

	Executive	Registrant
	Contributions in	Contributions in	Aggregate Earnings	Aggregate Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	at Last Fiscal Year
Name	($)(1)	($)(2)	($)(3)	End ($)

Anthony F. Earley, Jr.	97,500	58,500	188,691	1,474,324
David E. Meador	23,800	17,850	40,828	325,253
Gerard M. Anderson	55,000	33,000	75,564	566,167
Robert J. Buckler	29,800	22,350	81,694	628,517
Stephen E. Ewing(4)	28,120	21,090	586,474	5,558,188

(1)	During 2006 all of the NEOs were participants in the Supplemental Savings Plan. These amounts represent the amounts deferred from base salary into the Supplemental Savings Plan. None of the NEOs elected to defer any portion of their 2006 Annual Incentive Plan or performance share payout into the Deferred Compensation Plan.

(2)	These amounts are the Company matching contribution to the Supplemental Savings Plan for 2006 and are included in the “Summary Compensation Table” on page 32, as “All Other Compensation.”

(3)	These earnings represent investment income on the various investment alternatives that can be selected and directed by participants. The aggregate earnings are based on this income and are not reported as compensation in the Summary Compensation Table.

(4)	Mr. Ewing retired from the Company effective January 1, 2007 after 35 years of combined service.

The Supplemental Savings Plan — Under the Supplemental Savings Plan, a participant may contribute up to 100% (less applied FICA taxes and other legally required deductions) of base salary to the Supplemental Savings Plan. The percentage a participant may contribute to the Supplemental Savings Plan is determined by the percentage being contributed to the 401(k) plan. A participant may direct his or her contributions and related company contributions to any investment option available under the 401(k) plan. As under the 401(k) plan, investment directions and exchanges may be made on a daily basis.

For participants in the Detroit Edison portion of the 401(k) plan, we contribute $1 to the participant’s Supplemental Savings Plan account for each $1 the participant contributes on the first 4% of eligible compensation. We contribute $0.50 for each $1 contributed on the next 4% of eligible compensation.

For participants in the MCN portion of the 401(k) plan, we make matching contributions based on the length of the participant’s service, as follows:

•	1 through 9 years of service: Dollar for dollar on the first 4% of eligible compensation

•	More than 9 through 23 years of service: Dollar for dollar on the first 5% of eligible compensation

•	23 years of service or more: Dollar for dollar on the first 6% of eligible compensation

Participants are 100% vested at all times in the value of their contributions and our matching contributions. We maintain bookkeeping accounts for participants in the Supplemental Savings Plan. In order to comply with Internal Revenue Code Section 409A, there are separate accounts for monies deferred before and after January 1, 2005. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and related employer contributions have been invested. No actual “contributions” are made to the funds themselves. Earnings or losses are calculated using the daily valuation methodology employed by the record keeper for each corresponding fund under the 401(k) plan.

If a participant retires from the Company, becomes totally and permanently disabled and entitled to benefits under a long-term disability plan sponsored by the Company, or terminates employment with the Company, the participant will be eligible to receive the full value of his or her Supplemental Savings Plan account, including all of his or her own contributions and all Company contributions, adjusted for investment earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or other designated beneficiary.

Distributions from the Supplemental Savings Plan will be paid in cash. Distributions will be made in accordance with the distribution election the participant made when enrolling in the Supplemental Savings Plan. A participant may elect to take a lump sum distribution or annual payments over a period of not less than 2 years and not more than 15 years. Lump sums and the first annual installment payments will be made no later than March 1 of the plan year following the year of termination. Subsequent annual installments will be made no later than March 1 of the installment period.

The Deferred Compensation Plan — Under the Deferred Compensation Plan, a participant may contribute up to 100% (less applied FICA taxes and other legally required deductions) of Annual Incentive Plan awards and performance shares paid in cash. We do not make matching or other contributions to this plan. A participant may direct his or her contributions to any investment option available under the 401(k) plan. As under the 401(k) plan, investment directions and exchanges may be made on a daily basis.

Effective January 1, 2007, we closed this plan for any future deferrals. Participants with existing accounts will continue to have the same rights to amounts previously deferred.

Participants are 100% vested at all times in the value of their contributions. We maintain bookkeeping accounts for participants in the Deferred Compensation Plan. In order to comply with Internal Revenue Code Section 409A, there are separate accounts for monies deferred before and after January 1, 2005. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and related employer contributions have been invested. No actual “contributions” are made to the funds themselves. Earnings or losses are calculated using the daily valuation methodology employed by the record keeper for each corresponding fund under the 401(k) plan.

If a participant retires from the Company, becomes totally and permanently disabled and entitled to benefits under a long-term disability plan sponsored by the Company, or terminates employment with the Company, the participant will be eligible to receive the full value of his or her Deferred Compensation Plan account adjusted for investment earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or other designated beneficiary.

Distributions from the Deferred Compensation Plan will be paid in cash. Distributions will be made in accordance with the distribution election the participant made when enrolling in the Deferred Compensation Plan. A participant may elect to take a lump sum distribution or annual payments over a period of not less than 2 years and not more than 15 years. Lump sums and the first annual installment payments will be made no later than March 1 of the plan year following the year of termination or selected distribution year. Subsequent annual installments will be made no later than March 1 of the installment period.

Potential Payments Upon Termination of Employment

Other than the Change-in-Control Severance Agreements discussed below, we have not entered into any other employment agreements, severance agreements or other arrangements with the NEOs and do not maintain any other severance benefit programs for the NEOs.

Change-in-Control Benefits

We have entered into Change-in-Control Severance Agreements with certain executives including Messrs. Earley, Anderson, Buckler, Ewing, and Meador. For purposes of these agreements, a change in control occurs if (i) we or our assets are acquired by another company or if we merge, consolidate, or reorganize with another company and less than 55% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction, (ii) a “person” becomes the beneficial owner of at least 20% of the Company’s voting stock, (iii) a majority of the Company’s Board members change within a period of two consecutive years, (iv) the Company’s shareholders approve a complete liquidation or dissolution of the Company, or (v) the Company files a report with the SEC reporting a contract or transaction that will cause one of these events to occur in the future.

The Change-in-Control Severance Agreements provide for severance compensation in the event that the executive’s employment is terminated (actually or constructively) within two years of a change in control of the Company. The severance compensation provided to an executive following a qualifying termination is the same for all of the change in control events. The cash severance benefit is the sum of (i) a multiple of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met, plus (ii) a lump sum payment of the executive’s pro-rated annual bonus. The multiple for Messrs. Earley, Anderson, Buckler, Ewing, and Meador is 300%. In addition, the executive would receive an additional two years of age and service credits for purposes of the MSBP or any successor plan (if the executive is a participant in the MSBP, as are Messrs. Earley, Anderson, Buckler, and Meador), continued health care and other welfare benefits for two years or an equivalent cash payment, outplacement services, and indemnification for any excise taxes. Executives who have Change-in-Control Severance Agreements, and are participants in the MSBP who meet certain age and service requirements at the time of their termination would receive an immediate distribution of their benefit under the MSBP. An executive who receives severance compensation under a Change-in-Control Severance Agreement is prohibited from engaging in any competitive activity for one year after the executive’s termination date.

In addition, the Long-Term Incentive Plan provides that all options, restricted stock awards, and performance shares will become exercisable or vested or will be earned (as applicable) upon the occurrence of change in control event (i) or (iv) described above. Although this acceleration provision appears in the Long-Term Incentive Plan, the excise tax indemnification provisions of the Change-in-Control Severance Agreements (for executives covered by such agreements) will apply to any excise taxes incurred as a result of the acceleration.

We have an irrevocable trust established to provide a source of funds to assist us, and our subsidiaries, Detroit Edison, MichCon, and DTE Enterprises, Inc. (“DTE Enterprises”) in meeting their obligations under the Change-in-Control Severance Agreements and certain other director and executive compensation plans described previously. We, along with our subsidiaries, Detroit Edison, MichCon, and DTE Enterprises, may make contributions to the trust from time to time in amounts determined sufficient to pay benefits when due to participants under such plans. Notwithstanding the trust, these plans are not qualified or fully funded, and amounts on deposit in the trust are subject to the claims of DTE’s, Detroit Edison’s, MichCon’s and DTE Enterprises’ general creditors, as the case may be.

The following table provides the estimated lump-sum or present values of the various change in control protections as if a covered event and a qualifying termination had occurred on December 31, 2006.

					Health &
		Pro-Rated	Pension		Welfare	Excise Tax
	Severance Amount	Bonus	Enhancement	Outplacement	Benefits	& Gross
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Up ($)(6)	Total ($)

Anthony F. Earley, Jr.	6,900,000	0	1,870,800	172,500	75,400	4,393,800	13,412,500
David E. Meador	2,301,750	272,250	1,040,950	74,250	75,400	1,630,500	5,395,100
Gerard M. Anderson	3,806,250	543,750	754,900	108,750	75,400	2,329,300	7,618,350
Robert J. Buckler	2,736,000	0	314,850	85,500	75,400	0	3,211,750
Stephen E. Ewing(7)	2,625,600	0	0	82,050	75,400	0	2,783,050

(1)	The severance amount equals three times each NEO’s base salary and target bonus as of December 31, 2006.

(2)	Because this table is as of December 31, 2006, the pro-rated bonus equals a full 2006 bonus amount at a target level of performance. Messrs. Earley, Buckler, and Ewing are retirement eligible as of December 31, 2006 and therefore would receive no additional benefit in the event of a change-in-control.

(3)	The pension enhancement represents the present value of the additional two years of age and service awarded under the MSBP formula per the Change-in-Control Severance Agreements. Because Mr. Ewing was not covered by the MSBP, he would have received no additional pension enhancement in the event of a change in control and qualifying termination.

(4)	Outplacement benefits are capped at 15% of each NEO’s base salary.

(5)	This column includes family coverage costs for medical, dental and vision benefits for a 24-month period. Also included are life insurance, long-term disability insurance, and accidental death and disability insurance for a 24-month period.

(6)	Per the Change-in-Control Severance Agreements, the Company will reimburse each NEO for any excise tax imposed by the IRS (20% of any amounts deemed to be an excess parachute payment). In addition, the Company will gross-up the amount of the excise tax reimbursement for income taxes. Based on the assumed payment amounts, Messrs. Buckler and Ewing would not have been in an excise tax position. The calculation in this column also reflects the acceleration of LTIP awards, even though the LTIP is generally available to employees and the LTIP awards themselves are not shown in this table.

(7)	Mr. Ewing retired from the Company effective January 1, 2007, and therefore no longer qualifies for benefits under the Change-in-Control Severance Agreement.

Compensation Committee Interlocks and Insider Participation

During 2006, the O&C Committee consisted of Messrs. Gilmour, Hennessey, Laymon and Miller. Mr. Laymon resigned effective September 25, 2006. No member of the O&C Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the O&C Committee formerly served as an officer of the Company or any of its subsidiaries. During 2006, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on the Board or on the O&C Committee of the Company.

2006 DIRECTOR COMPENSATION TABLE

The following table details the compensation earned in 2006 by each of the non-employee directors.

	Fees Earned	Stock	All Other
	or Paid in	Awards ($)	Compensation ($)
Name	Cash ($)(1)	(2)	(3)	Total ($)

Lillian Bauder	90,750	75,758	134	166,642
Allan D. Gilmour	92,000	75,758	134	167,892
Alfred R. Glancy III	83,000	75,758	59,422	218,180
Frank M. Hennessey	96,000	75,758	134	171,892
Joe W. Laymon(4)	48,500	75,758	100	124,358
John E. Lobbia	76,000	75,758	134	151,892
Gail J. McGovern	74,000	75,758	134	149,892
Eugene A. Miller	89,000	75,758	134	164,892
Charles W. Pryor, Jr.	84,000	75,758	134	159,892
Josue Robles, Jr.	87,000	75,758	134	162,892
Howard F. Sims	80,500	75,758	134	156,392
James H. Vandenberghe	42,000	5,604	67	47,671

(1)	The following table provides a detailed breakdown of the fees earned or paid in cash:

	Fees Earned or Paid in Cash
		Committee Chair
	Board	Retainer
Name	Retainer ($)	($)	Meeting Fees ($)	Total ($)

Lillian Bauder	50,000	3,750	37,000	90,750
Allan D. Gilmour	50,000	5,000	37,000	92,000
Alfred R. Glancy III	50,000	5,000	28,000	83,000
Frank M. Hennessey	50,000	10,000	36,000	96,000
Joe W. Laymon	37,500	0	11,000	48,500
John E. Lobbia	50,000	0	26,000	76,000
Gail J. McGovern	50,000	0	24,000	74,000
Eugene A. Miller	50,000	5,000	34,000	89,000
Charles W. Pryor, Jr.	50,000	5,000	29,000	84,000
Josue Robles, Jr.	50,000	0	37,000	87,000
Howard F. Sims	50,000	2,500	28,000	80,500
James H. Vandenberghe	25,000	0	17,000	42,000

Dr. Bauder, Mr. Hennessey, and Mr. Vandenberghe elected to defer 100% of the fees detailed above into the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees.

(2) These amounts represent the dollar amounts of compensation cost for 2006 in accordance with FAS 123R and, as such, include costs recognized in the financial statements with respect to phantom shares granted. Because these phantom shares are 100% vested (with a mandatory three-year deferral) on the grant date, the FAS 123R expense equals the grant date fair value as of January 3, 2006. The grant date fair value of $43.29 was the average of the high/low Company stock price on January 3, 2006.

For all of the non-employee directors other than Mr. Vandenberghe, this amount is the value of the annual grant of 1,750 phantom shares as of January 3, 2006. For Mr. Vandenberghe, this amount is the value of his initial grant of 1,000 shares of restricted stock valued as of June 29, 2006 (the date of grant). Outstanding equity awards as of December 31, 2006 are as follows:

	Phantom Shares in	Phantom Shares in		Unexercised
Name	Equity Plan	Deferred Fee Plan	Restricted Stock	Stock Options

Lillian Bauder	10,741	-0-	-0-	4,000
Allan D. Gilmour	10,741	-0-	-0-	4,000
Alfred R. Glancy III	8,078	-0-	-0-	4,000
Frank M. Hennessey	8,078	10,605	-0-	4,000
Joe W. Laymon	1,816	735	-0-	-0-
John E. Lobbia	9,379	-0-	-0-	4,000
Gail J. McGovern	4,315	-0-	-0-	1,000
Eugene A. Miller	10,741	7,067	-0-	4,000
Charles W. Pryor, Jr.	9,379	-0-	-0-	3,000
Josue Robles, Jr.	4,315	-0-	-0-	1,000
Howard F. Sims	8,078	-0-	-0-	4,000
James H. Vandenberghe	-0-	707	1,000	-0-

(3)	This amount is the total of the premiums paid for the group-term life insurance and travel accident insurance provided to the non-employee directors by the Company. In addition, Mr. Glancy was Chairman and Chief Executive Officer of MCN at the time of the DTE/MCN merger in 2001. In connection with the merger, we entered into an agreement with Mr. Glancy and provided him with the following services during 2006: a home security monitoring system ($432) and administrative support ($58,856). Mr. Glancy is responsible for paying taxes on the imputed income relating to the secretarial services and home security system. Lastly, non-employee directors of the Company, along with salaried employees, are eligible to participate in the DTE Energy matching gift program, whereby the Company matches certain charitable contributions.

(4)	Mr. Laymon resigned from the Board effective September 25, 2006.

2008 ANNUAL MEETING OF SHAREHOLDERS

Our Bylaws provide that the annual meeting of shareholders will be held on such date and at such time and place as may be fixed by the Board of Directors. When the Board fixes the date for an annual meeting, it will be announced as soon as practicable after the date is fixed.

Shareholder Proposals and Nominations of Directors

For Inclusion In Proxy Statement.  Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting must be received by the Corporate Secretary at our principal business address no later than 5:00 p.m. Detroit time on November 27, 2007.

For Matters to be Brought at the Meeting.  If a shareholder intends to submit a matter other than by timely submitting the proposal to be included in the Proxy Statement, the shareholder must give timely notice in accordance with our Bylaws. To be timely, a shareholder’s notice nominating a person for election to the Board or proposing other business must be received no earlier than February 15, 2008 and no later than March 17, 2008.

Procedures for Submitting Proposals and Nominations.  Any shareholder who wishes to (i) nominate a person for election to the Board, or (ii) propose other items of business at an annual meeting must be a shareholder of record at the time of giving the notice and entitled to vote at the meeting. All notices must be received by the

Corporate Secretary, 2000 Second Avenue, Room 2057 WCB, Detroit, Michigan 48226-1279. Any such notice must include:

•	the name and address, as they appear on our books, of the shareholder making the proposal or nomination and of the beneficial owner, if any, on whose behalf the proposal or nomination is made;

•	the class and number of shares that are owned beneficially and of record by the shareholder making the proposal or nomination and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and

•	a representation that the person giving the notice is a shareholder of record entitled to vote at the annual meeting and intends to appear at the meeting in person or by proxy to make the nomination or propose the business specified in the notice.

In addition, our Bylaws require the following:

•	If a shareholder notice is nominating a person for election to the Board, the notice must also include:

•	a description of all arrangements or understandings pursuant to which the nomination is made;

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the nominee had been nominated by the Board; and

•	the signed consent of the nominee to serve as a director if elected.

•	If a shareholder notice is proposing any other items of business, the notice must also include as to each matter the shareholder proposes to bring before the annual meeting:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest the shareholder or the beneficial owner, if any, on whose behalf the proposal is made, has in the matter.

A shareholder must also comply with all the applicable requirements of the Exchange Act for shareholder proposals, including matters covered by SEC Rule 14a-8. Nothing in our Bylaws affects any rights of shareholders to request inclusion of proposals in the proxy statement pursuant to SEC Rule 14a-8.

Proxies solicited by the Company for the 2008 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from the shareholders giving proxies.

SOLICITATION OF PROXIES

We will pay the cost to solicit proxies.  Directors and officers of DTE and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the Internet, but no additional remuneration will be paid by the Company for the solicitation of those proxies. We paid $11,000 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes in that same manner.

IMPORTANT

The interest and cooperation of all shareholders in our affairs are considered to be of the greatest importance by your management. Even if you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the Internet. If you do so now, we will be saved the expense of follow-up notices.

DTE Energy Company Annual Meeting of Shareholders | DTE Energy Parking

DTE Energy

Thursday, May 3, 2007 at 10:00 a.m.

Please note: You will need the admission ticket attached to your Proxy Card. For shareholders whose shares are registered in the name of a bank, brokerage firm, or other nominee, you will need your statement of account showing ownership as of the record date. All shareholders must present a government - issued picture I.D. or passport for admission to the meeting.

N
Cass Tech. High
I-75
Fisher Fwy. Southbound I-75
Fisher Fwy. Northbound I-75
Grand River Exit
Southbound Lodge Fwy. (US 10)
Northbound Lodge Fwy. (US 10)
MGM construction
Grand River Ave.
Elizabeth
DTE Energy
Beech
Detroit Edison Plaza
Reserved for Shareholder Parking
Plaza Drive
Cass
Southbound I-375
Northbound I-375
Bagley Exit
Bagley
Second
First
Michigan Ave.
Third
Abbott
Washington Blvd.
Jefferson
LEGEND
DTE ENERGY COMPLEX
RESERVED FOR SHAREHOLDER PARKING
X ENTRANCE 660 PLAZA DRIVE
CLOSED STREET

Dear Fellow Shareholder:
As a Savings and Stock Ownership Plan participant, you own shares of DTE Energy common stock and you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the May 3 Annual Meeting of the DTE Energy Company common stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.
Shareholders will be voting on two issues at the May meeting. They will be asked to elect five members to the Company’s Board of Directors and ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2007.
By completing the voting form enclosed, you will be participating in an important decision-making process. If you do not complete the form, your shares will not be voted.
Please take the time to review the instructions provided, complete the form, and return it in the enclosed envelope.
Sincerely,
Enclosure

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypush.com/dte 1-866-362-1873 • Go to the Web site address listed • Use any touch-tone telephone. • Mark, sign and date your voting above. OR • Have your voting instruction OR instruction form. • Have your voting instruction form form ready. • Detach your voting instruction form. ready. • Follow the simple recorded • Return your voting instruction form in • Follow the simple instructions that instructions. the postage-paid envelope provided. appear on your computer screen. Internet and telephone votes must be received by 5:00 p.m., EDT, on Monday, April 30, 2007 to be counted in the final tabulation. ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS DTE Energy offers you the option of viewing your notices of annual meeting, proxy statements, proxy cards and annual reports over the Internet.To sign up for electronic delivery, follow the instructions above for voting using the Internet and, when prompted, indicate that you consent to electronic delivery. You may also enroll by visiting https://www.proxyconsent.com/dte and following the instructions provided.Your consent will remain in effect until you revoke it at this Web site or your e-mail address is no longer valid. DETACH VOTING INSTRUCTION FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Mark, sign, date and return the x voting instruction form promptly using the enclosed envelope. Votes must be indicated (x) in Black or Blue ink. FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. INDEPENDENT REGISTERED PUBLIC x x x ACCOUNTING FIRM FOR x WITHHOLD x x Deloitte & Touche LLP ALL FOR ALL EXCEPTIONS* Nominees: 01-Anthony F. Earley, Jr., 02-Allan D. Gilmour, 03-Frank M. Hennessey, To obtain information regarding accessing your future Notice of Annual 04-Gail J. McGovern, 05-James H. Vandenberghe x Meeting, Proxy Statement, voting instruction form and Annual Report over the Internet (as described in the 2007 Proxy Statement), *To withhold authority to vote for any individual nominee, mark the “Exceptions” box please mark this box. and write that nominee’s name on the line below. To change your address, please mark this box and indicate the change on x the reverse side. Exceptions ___To include any comments, please mark this box and comment on the reverse side. S C A N L I N E (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.) Date Signature Signature

ADMISSION TICKET 2007 ANNUAL MEETING OF SHAREHOLDERS Dear Shareholder(s): The Annual Meeting of Shareholders of DTE Energy Company will be held at the DTE Energy Building, 660 Plaza Drive, Detroit, Michigan, on Thursday, May 3, 2007 at 10:00 a.m. EDT. Admission to the meeting will be on a first-come, first-served basis. An admission ticket and a government-issued photo identification, such as a driver’s license, state identification card or passport, will be required to enter the meeting. If you are a shareholder of record and plan to attend the meeting, please bring this admission ticket to the meeting. A map with directions to the meeting is located on the back page of the proxy statement. Sandra Kay Ennis Corporate Secretary DTE ENERGY COMPANY Confidential Voting Instructions As a participant in one of the DTE Energy Company savings plans, by signing on the other side, I hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 3, 2007, and at all adjournments thereof, upon the matters set forth on the reverse side and upon such other matters as may come before the meeting. The Trustee is directed to vote as specified on the reverse. If you return this form properly signed but do not otherwise specify, your shares will be voted FOR proposals 1 and 2 specified on the reverse side. If you do not sign and return this form, or vote by telephone or Internet, the shares credited to your account will not be voted by the Trustee. This voting instruction form is sent to you on behalf of the Board of Directors of DTE Energy Company. Please complete the reverse side of this form, sign your name exactly as it appears, and return it in the enclosed envelope. Only the Trustee can vote your shares, and the Trustee only votes shares for which the Trustee has received a signed voting instruction form. Your shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The Trustee will not disclose how you have instructed the Trustee to vote. Record Vote and Sign on Reverse Side. ADDRESS CHANGE/COMMENTS DTE ENERGY COMPANY P.O. BOX 11065 NEW YORK, NY 10203-0065

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypush.com/dte 1-866-362-1873 • Go to the Web site address listed • Use any touch-tone telephone. • Mark, sign and date your proxy card. above. OR OR • Have your proxy card ready. • Detach your proxy card. • Have your proxy card ready. • Follow the simple recorded • Return your proxy card in the • Follow the simple instructions that instructions. postage-paid envelope provided. appear on your computer screen. Internet and telephone votes must be received by 5:00 p.m., EDT, on Wednesday, May 2, 2007 to be counted in the final tabulation. ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS DTE Energy offers you the option of viewing your notices of annual meeting, proxy statements, proxy cards and annual reports over the Internet.To sign up for electronic delivery, follow the instructions above for voting using the Internet and, when prompted, indicate that you consent to electronic delivery. You may also enroll by visiting https://www.proxyconsent.com/dte and following the instructions provided.Your consent will remain in effect until you revoke it at this Web site or your e-mail address is no longer valid. DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Mark, sign, date and return x the proxy card promptly using the enclosed envelope. Votes must be indicated (x) in Black or Blue ink. FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. INDEPENDENT REGISTERED PUBLIC x x x ACCOUNTING FIRM FOR x WITHHOLD x x Deloitte & Touche LLP ALL FOR ALL EXCEPTIONS* Nominees: 01-Anthony F. Earley, Jr., 02-Allan D. Gilmour, 03-Frank M. Hennessey, 04-Gail J. McGovern, 05-James H. Vandenberghe To obtain information regarding accessing your future Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report over the Internet * To withhold authority to vote for any individual nominee, mark the “Exceptions” box (as described in the 2007 Proxy Statement), please mark this box. and write that nominee’s name on the line below. Exceptions ___To change your address, please mark this box and indicate the change on the reverse side. To include any comments, please mark this box and comment on the reverse side. S C A N L I N E (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.) Date Signature Signature

ADMISSION TICKET 2007 ANNUAL MEETING OF SHAREHOLDERS Dear Shareholder(s): The Annual Meeting of Shareholders of DTE Energy Company will be held at the DTE Energy Building, 660 Plaza Drive, Detroit, Michigan, on Thursday, May 3, 2007 at 10:00 a.m. EDT. Admission to the meeting will be on a first-come, first-served basis. An admission ticket and a government-issued photo identification, such as a driver’s license, state identification card or passport, will be required to enter the meeting. If you are a shareholder of record and plan to attend the meeting, please bring this admission ticket to the meeting. A map with directions to the meeting is located on the back page of the proxy statement. Sandra Kay Ennis Corporate Secretary DTE ENERGY COMPANY This Proxy is solicited on behalf of the Board of Directors. P R O X Y By signing on the other side, I (we) appoint Lillian Bauder, Eugene A. Miller, Charles W. Pryor, Jr., and any of them, as proxies to vote my (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Thursday, May 3, 2007, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting. If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1 and 2. Unless you have voted by telephone or Internet, or have returned a signed proxy, the shares cannot be voted for you. Record Vote and Sign on Reverse Side. ADDRESS CHANGE/COMMENTS DTE ENERGY COMPANY P.O. BOX 11027 NEW YORK, NY 10203-0027